Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

dated as of April 19, 2011

by and among

FIRST MARINER BANCORP,

FIRST MARINER BANK

and

PRIAM CAPITAL FUND I, LP

i

4.8	Anti-Takeover Matters; Takeover Laws; No Rights Triggered	58
4.9	Additional Regulatory Matters	58
4.10	VCOC Investor	59
4.11	MFN Provision	59
4.12	Continued Listing Authorization	59
4.13	Corporate Opportunities	60
4.14	No Change in Control	60
4.15	Reservation for Issuance	60

	ARTICLE V

	Termination

5.1	Termination	61
5.2	Effects of Termination	63

	ARTICLE VI

	Miscellaneous

6.1	Survival	63
6.2	Amendment	63
6.3	Waivers	63
6.4	Counterparts and Facsimile	64
6.5	Governing Law	64
6.6	Waiver of Jury Trial	64
6.7	Notices	64
6.8	Entire Agreement, Etc.	65
6.9	Other Definitions	65
6.10	Captions	66
6.11	Severability	66
6.12	No Third-Party Beneficiaries	67
6.13	Public Announcements	67
6.14	Specific Performance	67
6.15	Certain Adjustments	67
6.16	No Recourse	67

LIST OF EXHIBITS

Exhibit A:               Form of Series A Articles Supplementary

Exhibit B:               Form of Warrant

Exhibit C:               Form of Registration Rights Agreement

Exhibit D:               Hale Agreements

Exhibit E:                Form of Opinion of Counsel

INDEX OF DEFINED TERMS

100% Certification	3.2(b)(2)
50% Certification	3.2(b)(1)
Additional Expense Reimbursement	3.2(b)(2)
Additional TRuPS Exchange	Recitals
Affiliate	6.9(2)
Agency	2.2(z)(10)(i)
Agreement	Preamble
Alternative Transaction Proposal	3.9(c)
Beneficially Own/Beneficial Owner/Beneficial Ownership	6.9(9)
Benefit Plan	2.2(p)(1)
BHC Act	1.2(b)(1)(xiv)
Board Observer	4.2(f)
Board of Directors	1.2(b)(1)(xiv)
Burdensome Condition	4.9(c)
Business Combination Exemption Resolution	2.2(v)(2)
business day	6.9(7)
CBC Act	3.1(a)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(p)(2)
Common Stock/Common Shares	Recitals
Company	Preamble
Company Bank	Preamble
Company Charter	2.2(a)
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(c)(1)
Company Reports	2.2(g)(1)
Company Significant Agreement	2.2(k)
Company Stock Option	2.2(c)(1)
Company Stock Option Plans	2.2(c)(1)
Company Subsidiary/Company Subsidiaries	2.2(b)
Company TRuPS	Recitals
Confidentiality Agreement	3.3(b)
control/controlled by/under common control with	6.9(2)
Conversion Shares	Recitals
Covered Persons	2.2(v)(2)
De Minimis Claim	4.5(e)
Disclosure Schedule	2.1(a)
Environmental Law	2.2(u)
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(1)
ERISA Plan	2.2(p)(3)
Exchange Act	2.2(g)(1)
Exchange Shares	Recitals
FDIC	2.2(b)

Federal Reserve	1.2(b)(1)(xii)
Fund Entities	4.2(h)
GAAP	2.2(f)
Governmental Entity	1.2(b)(1)(i)
Hale Agreements	Recitals
Hazardous Substance	2.2(u)
Indemnification Agreements	4.2(h)
Indemnified Party	4.5(c)
Indemnifying Party	4.5(c)
Information	3.3(b)
Initial Deadline	5.1(f)
Initial Expense Reimbursement	3.2(a)
Initial Outside Date	5.1(b)
Insurer	2.2(z)(10)(iii)
Investment Amount	1.2(a)
Investor	Preamble
Investor Nominee	4.2(a)
IRS	2.2(i)(1)
Jointly Indemnifiable Claim	4.2(h)
knowledge of the Company/Company’s Knowledge	6.9(10)
Liens	2.2(b)
Loan Investor	2.2(z)(10)(ii)
Loans	2.2(z)(2)
Losses	4.5(a)
Maryland SDAT	Recitals
Material Adverse Effect	2.1(b)
MGCL	2.2(v)(1)
Minimum Proceeds Amount	5.1(b)
Mortgage Division	1.2(b)(1)(xix)
NASDAQ	1.2(b)(1)(i)
NASDAQ Approval	1.2(b)(1)(i)
NASDAQ Exchange Exemption	1.2(b)(1)(xxiii)
New Security	4.7(a)
Option Assets	3.13
Order	1.2(b)(1)(xiii)
Other Investors	Recitals
Other Private Placements	Recitals
Other Securities Purchase Agreements	Recitals
Outside Date	5.1(d)
Pension Plan	2.2(p)(3)
Per Share Purchase Price	1.2(a)
Permitted Liens	2.2(h)
person	6.9(8)
Plan Asset Regulations	4.10
Pool	2.2(z)(8)
Pre-Closing Period	3.4

v

Previously Disclosed	2.1(c)
Proprietary Rights	2.2(w)
Purchased Shares	1.2(a)
Qualifying Interest	3.3(a)
Record Date	3.8
Registration Rights Agreement	Recitals
Regulatory Agreement	2.2(y)
Representatives	3.9(a)
Rights	3.8
Rights Offering	3.8
SEC	2.1(c)
Securities Act	2.2(g)(1)
Series A Articles Supplementary	Recitals
Series A Preferred Stock/Series A Preferred Shares	Recitals
Special Meeting	3.1(b)
Stockholder Approvals	2.2(d)(1)
Stockholder Litigation	3.7
subsidiary	6.9(1)
Takeover Law	2.2(v)(1)
Tax Return	2.2(i)(1)
Tax/Taxes	2.2(i)(1)
Threshold Amount	4.5(e)
Transaction Documents	Recitals
TRuPS Exchange	Recitals
TRuPS Exchange Agreements	Recitals
TRuPS Holders	Recitals
U.S. Anti-Money Laundering Laws	2.2(n)(6)
Unlawful Gains	2.2(n)(6)
VCOC	4.10
VCOC Investor	4.10
Voting Debt	2.2(c)(1)
Warrant	Recitals
Warrant Shares	Recitals

SECURITIES PURCHASE AGREEMENT, dated as of April 19, 2011 (this “Agreement”), by and among First Mariner Bancorp, a Maryland corporation (the “Company”), First Mariner Bank, a Maryland trust company (the “Company Bank”), and Priam Capital Fund I, LP, a Delaware limited partnership (the “Investor”).

RECITALS

A.                                   The Investment.  The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein.  The securities to be purchased at the Closing are:

(i)                                 shares of common stock, par value $0.05 per share, of the Company (“Common Stock” or “Common Shares”);

(ii)                              shares of Series A Convertible Participating Voting Preferred Stock, par value $0.05 per share, of the Company, having the terms set forth in Exhibit A hereto (the “Series A Preferred Stock” or “Series A Preferred Shares”), each convertible, subject to the receipt of the Stockholder Approvals, into 2,000 shares of Common Stock (the shares of Common Stock into which the Series A Preferred Shares are convertible, the “Conversion Shares”); and

(iii)                           a warrant (the “Warrant”) to purchase shares of Common Stock, substantially in the form attached as Exhibit B hereto.  Until the Stockholder Approvals are obtained, the Warrant shall settle in shares of Series A Preferred Stock; thereafter, the Warrant shall settle in shares of Common Stock.  The shares of Series A Preferred Stock and Common Stock issuable upon the exercise of the Warrant shall be referred to herein as the “Warrant Shares.”

B.                                     Additional Private Placements.  The Company intends to sell 38,629,310 shares of Common Stock and 104,304 shares of Series A Preferred Stock in private placements (the “Other Private Placements”) to other investors (the “Other Investors”) under separate securities purchase agreements (the “Other Securities Purchase Agreements”), with the closing of such transactions to occur simultaneously with the closing of the transactions as described herein.

C.                                     Series A Preferred Stock.  When issued, the Series A Preferred Stock shall have the designations, relative rights, preferences, voting powers and limitations set forth in articles supplementary to the Company Charter, substantially in the form of Exhibit A hereto (the “Series A Articles Supplementary”), which will amend the Company Charter by filing of the Series A Articles Supplementary with the State Department of Assessments and Taxation of Maryland (the “Maryland SDAT”).

D.                                    Registration Rights.  At Closing, the Company will enter into a Registration Rights Agreement for the benefit of the Investor and the Other Investors, substantially in the form attached as Exhibit C hereto (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Purchased Shares, the Conversion Shares, the Warrant Shares and, if issued at or prior to the Closing, the Exchange Shares, under the 1933 Act and applicable state securities laws.

E.                                      Officers of the Company and the Company Bank.  At or prior to Closing, the Company shall appoint a new Chairman and Chief Executive Officer, and each of the Company and the Company Bank shall appoint a new President, in each case not currently employed by or affiliated with either the Company or the Company Bank.

F.                                      Hale Agreements.  At or prior to Closing, the Company and certain of the Company Subsidiaries shall enter into definitive agreements with Edwin F. Hale, Sr. and individuals and entities associated with Mr. Hale with respect to the matters set forth in Exhibit D hereto (collectively, the “Hale Agreements”).

G.                                     The Rights Offering.  Following the Closing, the Company will commence a rights offering providing holders of record of the Common Stock as of the close of business on the Record Date with the right to purchase Common Stock at the same price per share paid by the Investor pursuant to this Agreement.  The rights will provide for the purchase of up to $15,000,000 of Common Stock.

H.                                    Trust Preferred Securities Exchange.  At or prior to Closing, the directors of the Company identified in Schedule 1.2(b)(1)(xxiii) (the “TRuPS Holders”) holding trust preferred securities issued by First Mariner Capital Trust IV (the “Company TRuPS”) with an aggregate liquidation amount of $2,650,000 will enter into agreements with the Company (the “TRuPS Exchange Agreements”) pursuant to which the Company TRuPS held by the TRuPS Holders will be exchanged for an aggregate number of shares of Common Stock equal to the quotient obtained by dividing (i) $812,752.69 by (ii) the Per Share Purchase Price (such transaction, the “TRuPS Exchange”).  The Company will also offer to its officers holding Company TRuPS the ability to exchange such Company TRuPS for shares of Common Stock on the same terms as those offered to the TRuPS Holders (any such exchange, an “Additional TRuPS Exchange”).  The shares of Common Stock to be issued in the TRuPS Exchange, as well as any Additional TRuPS Exchange, are collectively referred to herein as the “Exchange Shares.”

I.                                         Transaction Documents.  The term “Transaction Documents” refers to this Agreement, the Series A Articles Supplementary, the Warrant, the Registration Rights Agreement, the Other Securities Purchase Agreements, the Hale Agreements and the TRuPS Exchange Agreements.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1                                 Purchase.  On the terms and subject to the conditions set forth herein, the Investor will (a) purchase from the Company, and the Company will issue and sell to the Investor, a number of shares of Common Stock and Series A Preferred Stock as set forth in Section 1.2(a) and (b) receive from the Company, and the Company will deliver to the Investor, the Warrant.

1.2                                 Closing.

(a)              Unless this Agreement has been terminated pursuant to Section 5.1 and subject to the satisfaction (or, where permissible, waiver) of the conditions to the closing of the Company, the Company Bank and the Investor set forth in Section 1.2(b), the closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the closing of the Other Private Placements or as shall be agreed upon in writing by the parties hereto, at the offices of Skadden, Arps, Slate Meagher & Flom LLP located at Four Times Square, New York, New York 10036 or such other location as agreed by the parties in writing.  The date of the Closing is referred to as the “Closing Date.”  The Closing shall take place as soon as practicable, but in no event later than the second business day, after the satisfaction or waiver of the conditions set forth in Section 1.2(b) (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions), or at such other date as agreed to by the parties hereto.  Subject to the satisfaction of the conditions described in Section 1.2(b), at the Closing, the Company will deliver to the Investor, free and clear of all liens, (i) certificates representing 11,370,690 shares of Common Stock, (ii) certificates representing 30,696 shares of Series A Preferred Stock (together with the shares of Common Stock purchased pursuant to clause (i) of this sentence, the “Purchased Shares”) and (iii) the Warrant, against payment by wire transfer of immediately available United States funds to a bank account designated by the Company of $36,381,345 (the “Investment Amount”).  The Investment Amount reflects (A) a purchase price per share of Common Stock of the lesser of (x) $0.50 and (y) the lowest price per Common Share sold in any of the Other Private Placements (the “Per Share Purchase Price”) and (B) a purchase price per share of Series A Preferred Stock of $1,000.  Notwithstanding the foregoing, if the Investor’s Purchased Shares, together with the Warrant Shares, would be equal to or greater than 25% of any class of Voting Securities (as defined in the BHC Act) of the Company outstanding at such time (assuming, for this purpose only, full conversion or exercise of all securities owned by the Investor and its Affiliates that are convertible into or exercisable for Voting Securities and no conversion or exercise by other holders of such convertible or exercisable securities, except that for purposes of this calculation shares of Series A Preferred Stock to be purchased by Other Investors shall be assumed to have been converted into Common Stock to the same extent as the Series A Preferred Stock to be purchased by the Investor is assumed to be converted into Common Stock), then the number of shares of Common Stock to be purchased hereunder shall be reduced (and the Investor’s Investment Amount shall be reduced accordingly) solely to the extent necessary so that the Investor will not be deemed to own, control or have the power to vote, for purposes of the BHC Act and the rules and regulations promulgated thereunder, 25% or more of any class of Voting Securities (as defined in the BHC Act) of the Company outstanding at such time

(assuming, for this purpose only, full conversion or exercise of all securities owned by the Investor and its Affiliates that are convertible into or exercisable for Voting Securities and no conversion or exercise by other holders of such convertible or exercisable securities, except that for purposes of this calculation shares of Series A Preferred Stock to be purchased by Other Investors shall be assumed to have been converted into Common Stock to the same extent as the Series A Preferred Stock to be purchased by the Investor is assumed to be converted into Common Stock).

(b)             Closing Conditions.

(1)                                  The obligation of the Investor to consummate the Closing is subject to the fulfillment, or waiver by the Investor, prior to or contemporaneously with the Closing, of each of the following conditions:

(i)                                     no provision of any applicable law, rule, or regulation and no judgment, injunction, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”) shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, converting or exercising any securities of the Company (except any limitation on the number of authorized shares of Common Stock set forth in the Company Charter prior to the receipt of the Stockholder Approvals) in accordance with the terms thereof and no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing;

(ii)                                  the Company shall have received the approval of the NASDAQ Stock Market (“NASDAQ”) to issue the Purchased Shares, the Warrant and the securities to be issued in the Other Private Placements, for the conversion of the Series A Preferred Stock into Common Stock and for the Investor to exercise the Warrant, without the approval of the Company’s stockholders in reliance on Rule 5635(f) of the NASDAQ Stock Market Listing Rules (the “NASDAQ Approval”), and such NASDAQ Approval shall be in full force and effect;

(iii)                               the representations and warranties of the Company and the Company Bank set forth in this Agreement shall be true and correct (without regard to materiality or Material Adverse Effect qualifications contained therein), both individually and in the aggregate, except where the failure of such representations and warranties to be so true and correct has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (other than the representations and warranties set forth in Sections 2.2(a), (b), (c), (d)(1), (d)(2)(i)(A), (d)(3), (f), (g)(1), (j), (k), (l), (m), (q), (v), (x), (aa), (cc), and (dd), which shall be true and correct in all respects) as of the date hereof and as of the Closing (except to the extent such representations and warranties are made as of a specified date, in which case as of such date);

(iv)                              the Company and the Company Bank shall have performed in all material respects all obligations required to be performed by them at or prior to or contemporaneously with the Closing under this Agreement;

(v)                                 since the date hereof, there shall not have occurred any circumstance, event, change, development or effect that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Company Bank;

(vi)                              (A) the Company shall receive gross proceeds from the sale of Common Stock and Series A Preferred Stock pursuant to this Agreement and the Other Securities Purchase Agreements of an aggregate amount of $160,000,000 (and not more or less) from the Investor and the Other Investors contemporaneously with the Closing, and all of such proceeds, other than (1) amounts used to reimburse the Investor and the investors in the Other Private Placements for their respective out-of-pocket fees and expenses pursuant to Section 3.2 of this Agreement and the Other Securities Purchase Agreements (not to exceed, other than the fees and expenses to be reimbursed pursuant to Section 3.2 of this Agreement, $1,000,000 in the aggregate); (2) amounts to pay fees and expenses related to the Special Meeting and to the transactions contemplated by the Transaction Documents; and (3) up to $50,000,000 (or such lesser amount as shall be necessary to satisfy the condition set forth in Section 1.2(b)(1)(xiii)), which will remain with the Company for working capital purposes, shall be contributed as capital to the Company Bank; and (B) the Other Private Placements shall have been conducted as set forth in this Agreement (including Recital B hereto);

(vii)                           the Company shall have reimbursed the Investor for out-of-pocket fees and expenses incurred by it and its Affiliates in connection with the transactions contemplated hereby, as provided in Section 3.2 hereof;

(viii)                        Kilpatrick Townsend & Stockton LLP, counsel for the Company, shall have delivered to the Investor Kilpatrick Townsend & Stockton LLP’s written opinion, dated the Closing Date, substantially in the form set forth as Exhibit E hereto;

(ix)                                the Company shall have delivered to the Investor a certificate signed on behalf of each of the Company and the Company Bank by a senior executive officer thereof certifying to the effect that the conditions set forth in Sections 1.2(b)(1)(iii) and 1.2(b)(1)(iv) shall have been satisfied;

(x)                                   the Company shall have caused the shares of Common Stock issuable at Closing, the shares of Common Stock to be issued in the Other Private Placements, the Conversion Shares and the Warrant Shares to be approved for listing on the NASDAQ, subject to official notice of issuance;

(xi)                                the Company, the Investor and the investors in the Other Private Placements shall have made or obtained the approvals and authorizations of,

filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from, all Governmental Entities, including bank regulatory authorities, and all material third party consents, required to consummate the transactions contemplated by the Transaction Documents;

(xii)                             the Investor shall have determined, in its reasonable good faith judgment, that consummation of the transactions contemplated by the Transaction Documents would not result in a Burdensome Condition, it being acknowledged by the Investor that the usual and customary commitments regarding passivity to be made to the Board of Governors of the Federal Reserve System (the “Federal Reserve”) in connection with the transactions contemplated hereby are deemed not to be a Burdensome Condition;

(xiii)                          (A) no Regulatory Agreement not existing as of the date hereof shall have been threatened or issued by any Governmental Entity with regulatory authority over the Company or any of its subsidiaries and neither the Company nor the Company Bank shall have entered into a written agreement with respect to or otherwise consented to such a Regulatory Agreement (excepting, in either case, any Regulatory Agreement consisting solely of a capital directive resulting from the Company or the Company Bank failing to be “adequately capitalized” under applicable regulations), and (B) the Company Bank shall be in compliance with the Order to Cease and Desist issued by the FDIC on September 18, 2009 (the “Order”), and each of the Company and the Company Bank shall be in compliance with all other Regulatory Agreements to which it is a party, including those set forth on Schedule 1.2(b)(1)(xiii), in each case in all material respects, and after giving effect to the investments to be made hereunder and the investments pursuant to the Other Securities Purchase Agreements, the payment of the fees and expenses contemplated by Section 1.2(b)(1)(vi)(A)(1) and (2) and the remainder of a portion of the proceeds of such investments with the Company as contemplated by Section 1.2(b)(1)(vi)(A)(3), the Company Bank’s and the Company’s regulatory capital ratios shall meet or exceed the requirements set forth in the Order and such other Regulatory Agreements;

(xiv)                         the Investor shall have received written confirmation, satisfactory to it in its reasonable good faith judgment, from the Federal Reserve to the effect that neither it, nor any of its Affiliates, shall be deemed to “control” the Company or any of its subsidiaries after the Closing for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), by reason of the purchase of the Purchased Shares, the receipt of the Warrant or the consummation of the other transactions contemplated by the Transaction Documents;

(xv)                            since the date of this Agreement, no law, rule, regulation, policy, order, guideline, or regulatory interpretation shall have been enacted, issued, implemented, or modified by any Governmental Entity that, individually or in the aggregate, would reasonably be expected to adversely affect in a material way

(with respect to the Investor or its Affiliates) any of the anticipated benefits or burdens to the Investor and its Affiliates of the transactions contemplated hereby;

(xvi)                         contemporaneously with the Closing, (a) the size of the Board of Directors of the Company (the “Board of Directors”) and the board of directors of the Company Bank shall be decreased to 10 (or, if Edwin F. Hale, Sr. requests that he not remain on the Board of Directors following the Closing, 9), (b) the Investor Nominee shall, to the extent required by applicable law or regulation, have received a notice of non-objection from the applicable bank regulators and shall have been appointed to the Board of Directors and the board of directors of the Company Bank, (c) the Board of Directors and the board of directors of the Company Bank pursuant to resolutions adopted by such boards of directors and disclosed to the Investor prior to the Closing Date shall be comprised as set forth on Schedule 1.2(b)(1)(xvi), effective as of the Closing, and (d) two-thirds of the individuals on the Board of Directors and the board of directors of the Company Bank who were members of the Board of Directors and the board of directors of the Company Bank, as applicable, on the date 24-months prior to the date of the Closing Date and are then still in office shall have approved the nomination for election of each of the individuals set forth on Schedule 1.2(b)(1)(xvi);

(xvii)                      the Registration Rights Agreement shall have been executed by the Company, the Investor, and each investor purchasing securities pursuant to the Other Securities Purchase Agreements;

(xviii)                   (A) an individual identified by the Company and acceptable to the Investor shall have been appointed Chairman and Chief Executive Officer of the Company and Chairman of the Company Bank on terms mutually acceptable to the parties hereto, a second individual identified by the Company and acceptable to the Investor shall have been appointed President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Company Bank on terms mutually acceptable to the parties hereto, and Edwin F. Hale, Sr. shall have resigned as Chairman and Chief Executive Officer of the Company and the Company Bank and from all other positions at the Company and the Company Subsidiaries; provided, however, that, unless he requests otherwise, he shall remain on the Board of Directors and the board of directors of the Company Bank, in each case effective as of the Closing, and (B) the Hale Agreements shall have been entered into by the appropriate parties thereto, in each case in a form and on terms and conditions acceptable to the Investor, and such agreements shall not have been amended and shall be in full force and effect as of the Closing;

(xix)                           the First Mariner Mortgage division of the Company Bank (the “Mortgage Division”) shall continue to conduct the business of originating and selling mortgage loans as conducted on the date hereof in all material respects, and, in the Investor’s sole good faith judgment, taking into account the effect of historical seasonal volatility of mortgage originations on the Mortgage Division, no material adverse effect shall have occurred with respect to such division since the date hereof;

(xx)                              no “change of control” within the meaning of any Benefit Plan shall occur as a result of the transactions contemplated by the Transaction Documents;

(xxi)                           the Series A Articles Supplementary shall have been filed with the Maryland SDAT and shall be in full force and effect;

(xxii)                        the Company shall have delivered to the Investor the Warrant;

(xxiii)                     the Company and the TRuPS Holders shall have entered into the TRuPS Exchange Agreements with respect to an aggregate liquidation amount of Company TRuPS of $2,650,000 on the economic terms described in Recital H hereof and on such other terms and conditions, and in such a form, as are acceptable to the Investor, and, if the NASDAQ shall have approved the issuance of the Exchange Shares to the TRuPS Holders without the approval of the Company’s stockholders in reliance on Rule 5635(f) of the NASDAQ Stock Market Listing Rules at or prior to the satisfaction (or waiver) of the other conditions set forth in this Section 1.2(b)(1) (the “NASDAQ Exchange Exemption”), the TRuPS Exchange shall have been consummated pursuant to and in accordance with the terms thereof;

(xxiv)                    the Investor shall have determined, based on the advice of its accounting advisors, that the consummation of the transactions contemplated hereby, the Other Private Placements, the TRuPS Exchange (as well as any Additional TRuPS Exchange) and the Rights Offering shall not require “pushdown” accounting in accordance with SEC Staff Accounting Bulletin 54 and Topic No. D-97; and

(xxv)                       at the Closing, the Company will deliver to the Investor a certificate of the Company’s Chief Executive Officer or Chief Financial Officer certifying compliance with each of the above conditions and upon the request of the Investor shall provide sufficient detail that the Investor may verify compliance.

(2)                                  The obligation of the Company and the Company Bank to consummate the Closing is subject to the fulfillment prior to the Closing of each of the following conditions:

(i)                                     no provision of any applicable law, rule, or regulation and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Closing and no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing;

(ii)                                  the Company shall have received the NASDAQ Approval, and the NASDAQ Approval shall be in full force and effect;

(iii)                               the representations and warranties of the Investor set forth in Section 2.3 of this Agreement shall be true and correct (without regard to materiality or Material Adverse Effect qualifications contained therein) as of the date hereof and as of the Closing (except to the extent such representations and warranties are made as of a specified date, in which case as of such date), except where the failure of any such representation or warranty to be true and correct would not, individually or in the aggregate, impair in any material respect the ability of the Investor to consummate the transactions contemplated by this Agreement;

(iv)                              the Company shall receive gross proceeds from the sale of Common Stock and Series A Preferred Stock of an aggregate amount of not less than $160,000,000 million (which includes the Investor’s Investment Amount), contemporaneously with the Closing, from the proceeds from the Other Private Placements and from the Investor as contemplated by this Agreement;

(v)                                 the Company and the Investor shall have made or obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities required to consummate the transactions contemplated by the Transaction Documents;

(vi)                              the Investor shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement; and

(vii)                           the Investor shall have delivered to the Company and the Company Bank a certificate signed on behalf of the Investor by a senior executive officer thereof certifying to the effect that the conditions set forth in Sections 1.2(b)(2)(iii) and 1.2(b)(2)(vi) shall have been satisfied.

ARTICLE II

Representations and Warranties

2.1                                 Disclosure.

(a)              On or prior to the date of this Agreement, the Company and the Company Bank delivered to the Investor a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or to one or more of their covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b)             “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets, liabilities, management or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole; provided, however, that in determining whether a Material Adverse Effect has occurred pursuant to this clause (1), there shall be excluded any circumstance, event, change, development or effect to the extent resulting from the following: (A) actions or omissions of the Company or any Company Subsidiary expressly required or contemplated by the terms of the Transaction Documents, (B) changes after the date hereof in general economic conditions in the United States, including financial market volatility or downturn, (C) changes after the date hereof affecting generally the industries or markets in which the Company and the Company Subsidiaries operate, (D) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of hostilities, (E) any changes after the date hereof in applicable laws or accounting rules or principles, including changes in GAAP, (F) changes in the market price or trading volume of the Common Stock (but not the underlying causes of such changes) or (G) any failure by the Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (but not the underlying causes of such failure); except, with respect to clauses (B), (C), (D) and (E), to the extent that any such circumstance, event, change, development or effect has a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally, or (2) would or would reasonably be expected to materially impair the ability of either the Investor, on the one hand, or the Company or the Company Bank, on the other hand, to perform their respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement.

(c)              As used in this Agreement, the term “Previously Disclosed” (i) with regard to any party, means information set forth on its disclosure schedule corresponding to the provision of this Agreement to which such information relates; provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement, and (ii) with regard to the Company, includes information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed by it with the U.S. Securities and Exchange Commission (the “SEC”) or (B) any Current Report on Form 8-K filed or furnished by the Company with the SEC since January 1, 2011, in each case available prior to the date of this Agreement (but excluding, in each case, any risk factor disclosures contained in such documents under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature and any exhibits thereto and documents incorporated by reference therein).

2.2             Representations and Warranties of the Company and the Company Bank.  Except as Previously Disclosed, the Company and the Company Bank, jointly and severally, represent and warrant as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a)              Organization and Authority.  The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company is duly registered as a bank holding company under the BHC Act.  The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the Company’s Charter, as amended through the date of this Agreement (the “Company Charter”), and bylaws, as amended through the date of this Agreement.

(b)             Company Subsidiaries.  The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), and all shares of the outstanding capital stock of each of the Company Subsidiaries are owned directly or indirectly by the Company.  No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock.  All of the issued and outstanding shares of capital stock (or equivalent interests of entities other than corporations) of each of the Company Subsidiaries are duly authorized and validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto. Neither the Company nor any of the Company Subsidiaries is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of any Company Subsidiary.  Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.  Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, 5% or more of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.  The Company Bank is duly organized and validly existing as a Maryland trust company and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the charter and bylaws of the Company Bank as amended through the date of this Agreement.

(c)              Capitalization.

(1)                                  As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.05 per share (the “Company Preferred Stock”).  As of the date hereof, there are 18,532,929 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding.  From the date of this Agreement through the Closing Date, except pursuant to the Transaction Documents and the transactions contemplated hereby and thereby, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock (other than shares issued upon the exercise of Company Stock Options outstanding on the date of this Agreement and disclosed in the Company’s Disclosure Schedule), (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock, or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, or paid or declared any dividend or distribution in respect of, any shares of Common Stock or Company Preferred Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock.  As of the date hereof, there are (i) outstanding stock options issued under the First Mariner Bancorp 1996 Stock Option Plan, as filed as Exhibit 10.1 of the Company’s Registration Statement on Form SB-2, as amended, First Mariner Bancorp 1998 Stock Option Plan, as filed on May 28, 1998 as Exhibit 10.5 of Pre-Effective Amendment Number 1 to Form S-1, First Mariner Bancorp 2002 Stock Option Plan, as filed as Attachment A to the Company’s Definitive Proxy Statement filed on April 5, 2002, and the First Mariner Bancorp 2004 Amended and Restated Long-Term Incentive Plan, as filed on December 1, 2010 as Exhibit 99.1 to Form S-8 (together, the “Company Stock Option Plans”) to purchase an aggregate of 564,054 shares of the Common Stock (each, a “Company Stock Option”) and (ii) 2,123,031 shares of the Common Stock reserved for issuance under the Company Stock Option Plans, the First Mariner Bancorp 2003 Employee Stock Purchase Plan and the First Mariner Bancorp Employee Stock Purchase Plan.  Other than in respect of awards outstanding under or pursuant to the Company Stock Option Plans, no shares of Common Stock or Company Preferred Stock are reserved for issuance.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant, and (iii) has a grant date identical to or following the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option.  Neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding.  Except as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).  The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been declared, set aside, made or paid to the stockholders of the Company since that date.

(2)                                  Section 2.2(c)(2) of the Company’s Disclosure Schedule sets forth the following information with respect to each Company Stock Option, which is true and correct as of the date of this Agreement: (i) the name of each holder of Company Stock Options, (ii) the number of shares of Common Stock subject to such Company Stock Option and the grant date, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions, vesting schedule, and the Company Stock Option Plan under which such Company Stock Options were granted, and (iii) whether such Company Stock Option is an Incentive Stock Option (within the meaning of the Code).  The Company has made available to the Investor copies of each form of stock option agreements evidencing outstanding Company Stock Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply.

(d)             Authorization.

(1)                                  The Company, the Company Bank and each other Company Subsidiary, as applicable, has the corporate power and authority to enter into and deliver this Agreement, the Other Securities Purchase Agreements and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement, the Other Securities Purchase Agreements and the other Transaction Documents to which it is a party by the Company, the Company Bank and each other Company Subsidiary, as applicable, and the consummation of the transactions contemplated hereby and thereby, including the issuance of Common Stock, Series A Preferred Stock, the Warrant, the Conversion Shares, the Warrant Shares and the Exchange Shares in accordance with the terms of this Agreement and the other Transaction Documents and the increase in the authorized shares of the Company, have been duly authorized by the affirmative vote of all of the directors on the Board of Directors, the board of directors of the Company Bank and the applicable governing body of any other Company Subsidiary, as applicable.  This Agreement, the Other Securities Purchase Agreements, and the other Transaction Documents to which the Company, the Company Bank and/or any other Company Subsidiary is a party have been or will be, as applicable, duly and validly executed and delivered by the Company, the Company Bank and each other Company Subsidiary, as applicable, and, assuming due authorization, execution and delivery of such agreements by the other parties thereto not affiliated with the Company, are or will be, as applicable, valid and binding obligations of the Company, the Company Bank and each other Company Subsidiary, as applicable, enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other corporate proceedings or approvals or authorizations by the Company, the Company Bank, any other Company Subsidiary, or the Company’s stockholders are necessary for the execution and delivery by the Company, the Company Bank or any other Company Subsidiary, as applicable, of this Agreement, the Other Securities Purchase Agreements, and the other Transaction Documents to which it is a party, the performance by the Company, the Company Bank or any other Company Subsidiary, as applicable, of its obligations hereunder and thereunder or the consummation by the Company, the Company Bank or any other Company Subsidiary, as applicable, of the transactions contemplated hereby and thereby, subject, in the case of (i) the conversion of the Series A Preferred Stock and the exercise of the Warrant for shares of Common Stock, to receipt of the Stockholder Approvals and (ii) the TRuPS Exchange and any Additional TRuPS Exchange, if the NASDAQ Exchange Exemption is not obtained, to the approval of the Company’s stockholders of the issuance of the Exchange Shares for purposes of rule 5635 of NASDAQ’s listing rules.  The only vote of the stockholders of the Company required to approve (x) the amendment of the Company Charter to increase the number of authorized shares of Common Stock as described in Section 3.1(b) is the affirmative vote of a majority of the shares of capital stock entitled to vote thereon voting together as a single class (such stockholder approvals to amend the Company Charter, the “Stockholder Approvals”), and (y) if the NASDAQ Exchange Exemption is not obtained, the issuance of the Exchange Shares for purposes of rule 5635 of NASDAQ’s listing rules is a majority of the votes cast on such proposal.  All shares of Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Stockholder Approvals shall be eligible to vote with respect thereto.  The Board of Directors has resolved that the transactions contemplated hereby and by the other Transaction Documents are in the best interests of the stockholders of the Company and has determined unanimously to recommend to the stockholders the approval of the actions with respect to the Stockholder Approvals and the TRuPs Exchange, as well as any Additional TRuPS Exchange.

(2)                                  Neither the execution, delivery and performance by the Company, the Company Bank or any other Company Subsidiary of this Agreement, the Other Securities Purchase Agreements or any of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company, the Company Bank or any other Company Subsidiary with any of the provisions of any of the foregoing, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company, the Company Bank or any other Company Subsidiary under any of the terms, conditions or provisions of (A) subject to the receipt of the Stockholder Approvals, the Company Charter, the bylaws of the Company, or the articles of incorporation, bylaws, or similar governing documents of any Company Subsidiary, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, the Company Bank or any other Company Subsidiary is a party or by which it may be bound, or to which the Company, the Company Bank or any other Company Subsidiary or any of the properties or assets of the Company, the Company Bank or any other Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company, the Company Bank, any other Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B), and (ii) for such violations, conflicts and breaches that are not material, individually or in the aggregate.

(3)                                  Other than the securities or blue sky laws of the various states and the filings, notices, approvals or clearances required under federal or state banking laws, which, with respect to the Company and the Company Subsidiaries are set forth in Section 2.2(d)(3) of the Company’s Disclosure Schedule, and, except as expressly set forth herein, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or third party, or expiration or termination of any statutory waiting period with respect to the Company or any Company Subsidiary, is necessary for the execution and delivery of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement, the Other Securities Purchase Agreements or the other Transaction Documents.

(e)              Knowledge as to Conditions. As of the date of this Agreement, neither the Company nor the Company Bank knows of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(f)                Financial Statements.  The Company has previously made available to the Investor copies of the consolidated statements of financial condition of the Company and the Company Subsidiaries as of December 31, 2010 and 2009 and related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, together with the notes thereto, audited by Stegman & Company and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC (collectively, the “Company Financial Statements”).  The Company Financial Statements, and the financial statements to be filed by the Company with the SEC after the date of this Agreement, (1) have been or will be prepared from, and are or will be in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied or will comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis, and (4) present or will present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).  The books and records of the Company and the Company Subsidiaries in all material respects have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions.  Stegman & Company has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(g)             Reports.

(1)                                  Since December 31, 2007, the Company and each Company Subsidiary have filed all reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith.  As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.  To the Company’s knowledge, as of the date hereof, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report.  Each Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”).  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  Copies of all of the Company Reports not otherwise publicly filed have been made available to the Investor by the Company.

(2)                                  The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom).  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Since December 31, 2007, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company or any of the Company Subsidiaries.

(h)             Properties and Leases.  Except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated statement of financial condition as of December 31, 2010 included in the Company’s Annual Report on Form 10-K for the fiscal year then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business.  For purposes of this Agreement, “Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.  All leases of real property and all other material leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i)                 Taxes.

(1)                                  Each of the Company and the Company Subsidiaries has (i) filed all federal, state, county, local and foreign material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete in all material respects and (ii) paid all

Taxes due and payable by it and no Taxes owed by it or assessments received by it are delinquent.  The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2007, and for all fiscal years prior thereto, are for the purposes of audit by the Internal Revenue Service (the “IRS”) closed because of the expiration of the statutory period of limitations, and no claims for additional Taxes for such fiscal years are pending.  Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver.  Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies and no material deficiencies have been proposed by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or for which adequate reserves have not been provided in accordance with GAAP.  Each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.  Neither the Company nor any Company Subsidiary is a party to, is bound by, or has any obligation under any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary.  Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law.  Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).  Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits thereto) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(j)                 Absence of Certain Changes.  Since December 31, 2010, the Company has not, and no Company Subsidiary has, made or declared any distribution or dividend in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests.  Since December 31, 2010, and except as Previously Disclosed, the business and operations of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been:

(1)                                  any circumstance, event, change, development, or effect which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(2)                                  any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any Company Subsidiary, whether or not covered by insurance;

(3)                                  any material change in any method of accounting or accounting policies by the Company; or

(4)                                  any action taken or omission made, which, if such action or omission occurred following the date hereof, would constitute a breach of Section 3.6 hereof.

(k)              Commitments and Contracts.  The Company has Previously Disclosed or has provided (by hard copy, electronic data room or otherwise) to the Investor or its representatives, prior to the date hereof, true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1)                                  any labor contract or agreement with any labor union;

(2)                                  any contract or agreement which grants any person a right of first refusal, right of first offer, put, call or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

(3)                                  any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(4)                                  any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity and/or repurchase obligations of the Company or any of the Company Subsidiaries;

(5)                                  any real property lease and any other lease with annual rental payments aggregating $1,000,000 or more;

(6)                                  other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $750,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(7)                                  any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

(8)                                  any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(9)                                  any contract that would prevent, delay or impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(10)                            any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(11)                            any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former director, officer, employee or consultant;

(12)                            any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former director, officer, employee or consultant;

(13)                            any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Company Subsidiaries;

(14)                            any settlement, conciliation or similar agreement, the performance of which will involve payment after the Closing Date of consideration in excess of $250,000;

(15)                            any contract relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for office equipment) in excess of $750,000, except for those issued in the ordinary course of business; and

(16)                            any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by them to date under each Company Significant Agreement.  Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.  Other than as contemplated by the Hale Agreements, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions between the Company or any Company Subsidiary, on the one hand, and the Company, any Company Subsidiary, any current or former director or executive officer of the Company or any Company Subsidiary or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates or any Affiliates of such immediate family members), on the other hand.

(l)                 Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such securities to the registration requirements of the Securities Act.

(m)           Litigation and Other Proceedings; No Undisclosed Liabilities.

(1)                                  There is no pending or, to the knowledge of the Company, threatened, claim, charge, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Company or any Company Subsidiary that (A) involves a claim that is or that could be, if adversely determined, for damages in excess of $100,000, or (B) individually or in the aggregate, has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of the Company or the Company Bank to consummate the transactions contemplated hereby or the other Transaction Documents. Neither the Company nor any Company Subsidiary is subject to any material injunction, order, judgment or decree, nor are there any proceedings with respect to the foregoing pending, or to the knowledge of the Company, threatened.

(2)                                  Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) filed with the SEC prior to the date hereof except for (i) current liabilities that have arisen since December 31, 2010 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect on the Company and (ii) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements made in the ordinary and usual course of  business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a Material Adverse Effect on the Company or any Company Subsidiary.

(n)             Compliance with Laws and Other Matters.  Each of the Company and each Company Subsidiary:

(1)                                  in the conduct of its business is and has been in compliance in all material respects with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control, any other applicable anti-money laundering or anti-terrorist financing statute, rule or regulation, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and the Company Bank has a Community Reinvestment Act rating of “satisfactory” or better;

(2)                                  has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

(3)                                  is complying in all material respects with all, and, to the knowledge of the Company, is not under investigation with respect to, nor has been threatened by any Governmental Entity to be charged with or given notice of any material violation of any, applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity;

(4)                                  has not, since December 31, 2007, received any notification or communication from any Governmental Entity (1) asserting that the Company or any Company Subsidiary is not in material compliance with any statutes, regulations or ordinances, (2) threatening to revoke any permit, license, franchise, authorization, order or approval, or (3) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance;

(5)                                  has, except for statutory or regulatory restrictions of general application, not been placed under any restriction on its business or properties by a Governmental Entity, and except for routine examinations by applicable Governmental Entities, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(6)                                  has not, since December 31, 2007, nor has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the Bank Secrecy Act, the USA PATRIOT Act, and any implementing rules or regulations (collectively, the “U.S. Anti-Money Laundering Laws”), knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering Laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of any other nature for Unlawful Gains; and

(7)                                  to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering Laws, has implemented such anti-money laundering mechanisms and kept and filed all reports and other necessary documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering Laws and the rules and regulations thereunder.

(o)             Labor.

(1)                                  Employees of the Company and the Company Subsidiaries are not represented by any labor union or any other labor organization nor are any collective bargaining agreements or other labor-related agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, nor have there been in the last three years.

(2)                                  No executive officer, or, to the knowledge of the Company, any other employee, of the Company or any Company Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, common law nondisclosure obligation or fiduciary duty, and the continued employment of each such executive officer or other employee does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters.

(3)                                  As of the date hereof, the Company and the Company Subsidiaries have no knowledge that any current officer of the Company or any Company Subsidiary has determined to terminate his or her employment.

(p)             Company Benefit Plans.

(1)                                  “Benefit Plan” means (A) all employment agreements, employee benefit and compensation plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including without limitation any “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) that is sponsored or maintained by the Company or any ERISA Affiliate (as defined below) or to which the Company or any ERISA Affiliate contributes or is obligated to contribute and (C) any bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute.  Each Benefit Plan is listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule.  True and complete copies of all Benefit Plans listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Company Report, together with all amendments thereto, and, to the extent applicable with respect thereto, (i) all current summary plan descriptions; (ii) the annual report on IRS Form 5500 series, including any attachments thereto, for each of the last three plan years; (iii) the most recent actuarial valuation report; and (iv) the most recent IRS determination letter and/or opinion letter. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m), or (o) of the Code.

(2)                                  With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied, and are now in compliance with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the “Code”) and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in accordance with its terms.

(3)                                  Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code.  Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.  Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(4)                                  Neither the Company, any Company Subsidiary nor any ERISA Affiliate (x) sponsors, maintains, contributes or is obligated to contribute to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.  None of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(5)                                  None of the execution and delivery of this Agreement, the issuance of the Purchased Shares, the Warrant, the Conversion Shares and/or the Warrant shares, nor the Stockholder Approvals or consummation of the transactions contemplated hereby or by the other Transaction Documents, will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” or a “sale” within the meaning of any Benefit Plan or result in any material payment or benefit (including without limitation severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code or would result in any excise tax payable under Section 4999 of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, the Company Stock Option Plans, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(6)                                  Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.

(7)                                  There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, (iii) the assets of any of the trusts under any of the Benefit Plans, or (iv) the Company or any Company Subsidiary relating to the Benefit Plans.

(8)                                  Neither the Company nor any Company Subsidiary has a contract, plan or commitment, whether legally binding or not, to create any additional Benefit Plan, or any plan, agreement or arrangement that would be a Benefit Plan if adopted or to modify any existing Benefit Plan, except as required by applicable Law.

(9)                                  Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code is in compliance with Section 409A of the Code.

(10)                            No officer or other employee of the Company or any Company Subsidiary is subject to any agreement which would entitle such person to any tax gross-up payment, including without limitation, for any tax liability under Sections 4999 or 409A of the Code.

(q)             Status of Securities.  The shares of Common Stock, Series A Preferred Stock (upon filing of the Series A Articles Supplementary with the Maryland SDAT) and the Warrant to be issued pursuant to this Agreement and the Other Securities Purchase Agreements, and the Series A Preferred Stock issuable upon the exercise of the Warrant (upon filing the Series A Articles Supplementary with the Maryland SDAT),  have been duly authorized by all necessary corporate action of the Company.  When issued and sold against receipt of the consideration therefor as provided in this Agreement and the Other Securities Purchase Agreements or upon the exercise of the Warrant, as applicable, such shares of Common Stock and Series A Preferred Stock will be validly issued, fully paid and nonassessable, and will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company, nor will such issuance result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.  The shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and exercise of the Warrant shall, upon receipt of the Stockholder Approvals, have been duly authorized by all necessary corporate action and, when so issued upon conversion or exercise shall be validly issued, fully paid and nonassesable shall not subject the holders thereof to personal liability and shall not be subject to preemptive rights of any other stockholder of the Company, nor will such issuance result in the violation or triggering of any price based on anti-dilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.  The Warrant, when executed and delivered by the Company pursuant to this Agreement, shall constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law)).

(r)                Investment Company.  Neither the Company nor any of the Company Subsidiaries is, or after giving effect to the transactions contemplated hereby and the other Transaction Documents, will be, an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s)              Risk Management; Derivatives.  All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (i) only for purposes of mitigating identified risk and in the ordinary and usual course of business consistent with past practices, (ii) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(t)                Foreign Corrupt Practices and International Trade Sanctions.  None of the Company or any Company Subsidiary, or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Company Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u)             Environmental Liability.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Company Subsidiary: (i) are in compliance with all applicable Environmental Laws; (ii) have not owned or operated any property that has been contaminated with any Hazardous Substance that could be expected to result in liability for the Company or any Company Subsidiary pursuant to any Environmental Law; (iii) are not liable for Hazardous Substance disposal or contamination on any third party property; (iv) have not received any notice, demand, letter, claim or request for information in the preceding three years indicating that it may be in violation of or subject to liability under any Environmental Law; (v) are not subject to any order, decree, injunction or agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) to the Company’s knowledge are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (vii) have not participated in the management of any borrower or other third party property, or taken any other actions such that they are reasonably likely to be deemed an owner or operator of such property for purposes of any Environmental Law; and (viii) have made available to the Investor copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or the Company Subsidiaries or any of their current or former properties or operations. For purposes of this Agreement, “Environmental Law” means any law, regulation, order, decree, common law or agency requirement relating to the protection of the environment or human health and safety and “Hazardous Substance” means any substance that is regulated pursuant to any Environmental Law including any waste, petroleum products, asbestos, mold and lead products.

(v)             Anti-Takeover Provisions Not Applicable.

(1)                                  The Company and the Board of Directors have taken all action required to be taken by them in order to exempt the Investor, its Affiliates and associates, this Agreement, and the transactions contemplated hereby from, and the Investor, its Affiliates and associates, this Agreement and the transactions contemplated hereby are exempt from, any anti-takeover or similar provisions of the Company Charter, the Company’s bylaws, and the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state (each, a “Takeover Law”), including the Maryland General Corporation Law (the “MGCL”).

(2)                                  The Board of Directors has duly adopted an irrevocable resolution as follows (the “Business Combination Exemption Resolution”):

“RESOLVED, that pursuant to Section 3-603 of the Maryland General Corporation Law (“MGCL”), the Board of Directors of the Corporation, for the specific purpose of establishing an irrevocable exemption from Section 3-602 of the MGCL, hereby approves thereunder (i) the entering into, and all of the transactions relating to and contemplated or permitted by, the Securities Purchase Agreement, dated as of April 19, 2011, by and among the Corporation, First Mariner Bank and the Investor (as defined in the Securities Purchase Agreement), including, without limitation, (A) the assignment of any rights thereunder, (B) any person or entity becoming an “interested stockholder” as defined in Section 3-601 of the MGCL including, without limitation, the Investor, any present or future affiliates or associates of the Investor, any partner of the Investor, any trust the Investor or any of the foregoing persons has or may establish (whether individually or in another capacity) (collectively, the “Covered Persons”), and (C) the transfer of any shares of common stock or other securities of the Corporation in accordance with the terms and conditions of the Securities Purchase Agreement, (ii) any other transaction in which any Covered Person becomes an “interested stockholder” as defined in Section 3-601 of the MGCL or acquires additional shares of common stock or other securities of the Corporation thereafter, and (iii) any “business combination” as defined in Section 3-601 of the MGCL involving any Covered Person, including, without limitation, the exercise of the rights afforded under Section 4.7 of the Securities Purchase Agreement.”

(3)                                  The Business Combination Exemption Resolution adopted by the Company is a valid action of the Board of Directors of the Company, binding on the Company, and constitutes a valid and irrevocable exemption by the Company from Section 3-602 of the MGCL as to any transaction, person or entity described in such resolution.

(4)                                  The Board of Directors has duly amended the Company’s bylaws to include the following provision:

Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  Any amendment, alteration or repeal of this section shall be valid only if approved by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally in the election of directors.

(w)           Intellectual Property.  The Company and the Company Subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, and trade names, and other intellectual property (collectively, “Proprietary Rights”) used in or necessary for the conduct of the business of the Company and the Company Subsidiaries as now conducted and as proposed to be conducted as Previously Disclosed, except where the failure to own such Proprietary Rights would not have any material impact on the Company or any Company Subsidiary.  The Company and the Company Subsidiaries have the right to use all Proprietary Rights used in or necessary for the conduct of their respective businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company or any Company Subsidiary is a party and, to the Company’s knowledge, no person is infringing upon any of the Proprietary Rights, except where the infringement of or lack of a right to use such Proprietary Rights would not have any material impact on the Company or any Company Subsidiary.  Except as Previously Disclosed, no charges, claims or litigation have been asserted or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary contesting the right of the Company or any Company Subsidiary to use, or the validity of, any of the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the Company’s knowledge, no valid basis exists for the assertion of any such charge, claim or litigation.  All licenses and other agreements to which the Company or any Company Subsidiary is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company or such Company Subsidiary, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, as the case may be, and there have not been and there currently are not any defaults (or any event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of the Company or any Company Subsidiary, except for defaults, if any, which would not have any material impact on the Company or any Company Subsidiary.  The validity, continuation and effectiveness of all licenses and other agreements relating to the Proprietary Rights and the current terms thereof will not be affected by the transactions contemplated by this Agreement.  No current or former Affiliate (other than the Company Subsidiaries), partner, director, stockholder, officer, or employee of the Company or any Company Subsidiary will, after giving effect to the transactions contemplated hereby and by the other Transaction Documents, own or retain any rights to use any of the Proprietary Rights owned, used, or held for use by the Company or any Company Subsidiary in the conduct of their respective businesses.

(x)               Brokers and Finders.  Except for Sandler O’Neill + Partners, L.P., the fees of which are set forth in Section 2.2(x) of the Company’s Disclosure Schedule, neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(y)             Agreements with Regulatory Agencies.  Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, except for any capital directive imposed after the date hereof resulting from the Company or the Company Bank failing to be “adequately capitalized” under applicable regulations, is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”).  The Company and each Company Subsidiary is in compliance in all material respects with each Regulatory Agreement to which it is party or subject. Neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in any material respect with any such Regulatory Agreement.

(z)               Loan Portfolio.

(1)                                  The aggregate book value of the Company’s non-performing assets as of March 31, 2011 is set forth in Section 2.2(z)(1) of the Company’s Disclosure Schedule.

(2)                                  Except as set forth in Section 2.2(z) of the Company’s Disclosure Schedule, as of the date hereof, none of the Company, the Company Bank or any other Company Subsidiary is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), other than any Loan the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor was, as of March 31, 2011, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan in excess of $100,000 with any director, executive officer or 5% or greater stockholder of the Company or any Company

Subsidiary, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with, or an immediate family member of, any of the foregoing. Section 2.2(z) of the Company’s Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $250,000 of the Company or the Company Bank that as of March 31, 2011 were classified by the Company, the Company Bank or any other Company Subsidiary or any regulatory examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of March 31, 2011 and the identity of the borrower thereunder, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and the Company Subsidiaries that as of March 31, 2011 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of March 31, 2011, and (z) each asset of the Company or the Company Bank that as of March 31, 2011 was classified as “Other Real Estate Owned” and the book value thereof.

(3)                                  Each Loan of the Company or any of the Company Subsidiaries in original principal amount in excess of $10,000 (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)                                  Except as set forth in Section 2.2(z)(4) of the Company’s Disclosure Schedule, none of the agreements pursuant to which the Company or any of the Company Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans in the three year period ending on the date of this Agreement contains any obligation to repurchase such Loans or interests therein.

(5)                                  The Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied, (A) the Company’s and the Company Bank’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), (B) all applicable requirements of federal, state and local laws, regulations and rules, (C) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (D) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (E) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(6)                                  The Company and the Company Subsidiaries have repurchased loans with an aggregate principal amount set forth in Section 2.2(z)(6) of the Company’s Disclosure Schedule (and not more or less) since December 31, 2007.

(7)                                  Since December 31, 2007, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary, or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

(8)                                  To the knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of the Company Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of the Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(9)                                  Since December 31, 2009, neither the Company nor the Company Bank has received any communication from any Government Entity criticizing the Company’s or the Company Bank’s loan loss reserves or provisioning methodology.

(10)                            For purposes of this Section 2.2(z):

(i)                                     “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities;

(ii)                                  “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and

(iii)                               “Insurer” shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(aa)        Listing of Common Stock.  The shares of Common Stock to be issued at the Closing under this Agreement and the Other Securities Purchase Agreements and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrant have been authorized, to the extent such Common Stock has been authorized under the Company Charter, for listing on NASDAQ, subject to official notice of issuance.

(bb)      Insurance.

(1)                                  The Company and each Company Subsidiary is presently insured, during each of the past two calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, and will remain following consummation of the transactions contemplated by the Transaction Documents insured, for reasonable amounts with insurers of recognized financial responsibility against such risks as companies engaged in a similar business are, in accordance with industry practice, customarily insured.

(2)                                  Since December 31, 2007, the Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and neither the Company nor any Company Subsidiary has received any written notice of cancellation of any Company or Company Subsidiary insurance coverage nor, to the knowledge of the Company, is the termination of any such coverage threatened.  The Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect on the Company.

(3)                                  The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies, and (iii) has provided the Investor with true, correct, and complete copies of such policies in effect on the date hereof.

(4)                                  There has been no lapse in coverage during the term of the policies described in Section 2.2(bb)(3).

(5)                                  There have been no material claims made on any of the Company’s or any Company Subsidiary’s insurance policies since December 31, 2007.

(cc)        Board of Directors.  Neither the Company nor any Company Subsidiary, nor the Board of Directors or the board of directors of any Company Subsidiary, has, adopted any policies, directives or resolutions, or any amendments to the Company Charter, the bylaws of the

Company, or the comparable governing documents of any Company Subsidiary, with respect to qualification or other requirements for serving as a director on the Board of Directors of the Company or any Company Subsidiary.

(dd)      Related Party Transactions.

(1)                                  Except as part of the normal and customary terms of an individual’s employment or service as a director, none of the Company or any of the Company Subsidiaries is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) affiliate, (B) insider or related interest of an insider, (C) stockholder owning 5% or more of the outstanding Common Stock or related interest of such a stockholder, or (D) to the knowledge of the Company, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer. For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.

(2)                                  The Company Bank is in compliance with, and has since December 31, 2007, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

(ee)        Use of Proceeds.  Section 2.2(ee) of the Company’s Disclosure Schedule sets forth the Company’s good faith estimate as of the date hereof of the use of the proceeds from the sale of Common Shares and Series A Preferred Shares pursuant to this Agreement and the Other Securities Purchase Agreements, including an estimate of the amounts payable under each of the subsections of Section 1.2(b)(1)(vi)(A) and the parties to whom such amounts shall be paid.

(ff)            No Material Misstatement or Omission.  Since December 31, 2009, the Company has not registered any shares of Common Stock or the right to purchase any shares of Common Stock under the Securities Act using a registration statement (including any final, preliminary, or summary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act)) which contained any untrue statement of a material fact, omitted a material fact, or failed to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(gg)      Certain Payments.  Neither the Company nor any of the Company Subsidiaries, nor any current directors, officers, nor to the knowledge of the Company, employees or any of their Affiliates or any other person who to the knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in material violation of any law or regulation to any person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (B) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries or (ii) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required by law or GAAP to have been recorded and was not recorded in the books and records of the Company or any of the Company Subsidiaries.

2.3                                 Representations and Warranties of the Investor.  The Investor hereby represents and warrants as of the date of this Agreement to the Company and the Company Bank that:

(a)              Organization and Authority.  The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Investor, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)             Authorization.

(1)                                  The Investor has the corporate or other power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Investor, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Investor’s applicable governing body to the extent required.  This Agreement and the other Transaction Documents to which it is a party have been or will be, as applicable, duly and validly executed and delivered by the Investor, and, assuming due authorization, execution and delivery of such agreements by the other parties thereto, are or will be, as applicable, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(2)                                  Neither the execution, delivery and performance by the Investor of this Agreement or any of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Investor with any of the provisions of any of the foregoing, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (A)  the articles of incorporation, bylaws, or similar governing documents of the Investor, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets, except in the case of clauses (i)(B), and (ii) for such violations, conflicts and breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Investor.

(3)                                  Other than the securities or blue sky laws of the various states and the filings, notices, approvals or clearances required under federal or state banking laws, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or third party, or expiration or termination of any statutory waiting period, with respect to the Investor, is necessary for the execution and delivery of this Agreement or the consummation by the Investor of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

(c)              Purchase for Investment.  The Investor acknowledges that the Purchased Shares, the Warrant, the Conversion Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (1) is acquiring such securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of such securities to any person nor with a view to or for sale in connection with any distribution thereof, in each case in violation of the Securities Act, (2) will not sell or otherwise dispose of any of such securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that the Investor is capable of evaluating the merits and risks of the investment in such securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).  Without limiting any of the foregoing, neither the Investor nor any of its Affiliates has taken, and the Investor will not, and will cause its Affiliates not to, take any action prior to the Closing that would otherwise cause the securities to be purchased hereunder to be subject to the registration requirements of the Securities Act.

(d)             Financial Capability.  The Investor will have immediately available funds necessary to consummate the Closing, as of the date of the Closing, on the terms and conditions contemplated by this Agreement.

(e)              Brokers and Finders.  Neither the Investor nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company or any Company Subsidiary would be required to pay (other than pursuant to the reimbursement of expenses provisions of Section 3.2).

(f)                Knowledge as to Conditions.  As of the date of this Agreement, the Investor knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required for the consummation of the transactions contemplated by this Agreement will not be obtained or that any required approval will not be granted without the imposition of a Burdensome Condition.  The Investor has no reason to believe that the purchase of the Purchased Shares and the consummation of the transactions contemplated by this Agreement would result in any present or former Affiliate of the Investor being deemed to control the Company or the Company Bank for purposes of the BHC Act or otherwise being regulated as a bank holding company within the meaning of the BHC Act.

ARTICLE III

Covenants

3.1                                 Filings; Other Actions.

(a)              The Investor and the Company will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to perform the covenants set forth hereunder and thereunder.  Each party shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the parties may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, the Company will use its reasonable best efforts to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, all notices to and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement.  To the extent required by law, the Investor shall file, not later than a date that is the earlier of (x) 45 calendar days after the date of this Agreement and (y) 14 calendar days after the date on which the Company has entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least the Minimum Proceeds Amount, a notice to the Federal Reserve pursuant to the Change in Bank Control Act of 1978, as amended (the “CBC Act”), with respect to the transactions contemplated by this Agreement and shall take commercially reasonable actions (including arranging for any required public notice and entering into usual and customary commitments with the Federal Reserve regarding passivity) to obtain the non-objection of the Federal Reserve under the CBC Act, it being understood that failure to obtain such non-objection, prior to the Outside Date or at all, shall not impose any liability on the Investor.  The Investor and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to the Investor, all the information (other than personal or sensitive information) relating to such other party, and any of its Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  The Company shall promptly furnish the Investor with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or any other Transaction Document.  Notwithstanding anything in this Agreement to the contrary, the Investor shall not be required to provide any materials to the Company that the Investor deems private or confidential, nor shall the Investor be required to make any commitments (other than the passivity commitments described above) to any Governmental Entity in connection therewith that constitute, or to suffer or accept, any Burdensome Condition.

(b)             The Company shall call a special meeting of its stockholders (the “Special Meeting”), as promptly as practicable after the Closing, to obtain the Stockholder Approvals, including, without limitation, approving the amendment to the Company Charter to increase the number of authorized shares of Common Stock to 500 million.  The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders provide the Stockholder Approvals, and shall not modify or withdraw such recommendation.  The Investor shall vote all of the Purchased Shares in favor of the Stockholder Approvals.  In connection with the Special Meeting, the Company shall, not later than the date that is 14 calendar days after the Closing Date, prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for the Stockholder Approvals, and shall use its reasonable best efforts to respond promptly to any comments of the SEC or its staff and to cause a definitive proxy statement related to the Special Meeting to be mailed to the Company’s stockholders, as promptly as practicable, after clearance by the SEC.  The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to the Special Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall, as promptly as practicable, prepare and mail to its stockholders such an amendment or supplement.  The Investor and the Company agree to correct promptly any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall, as promptly as practicable, prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.  The Company shall consult with the Investor prior to filing with the SEC or mailing any proxy statement, or any amendment or supplement thereto, and provide the Investor with reasonable opportunity to comment thereon.  The directors’ recommendation described in this Section 3.1(b) shall be included in the proxy statement filed in connection with obtaining the Stockholder Approvals.  Immediately upon approval by stockholders of the increase in the Company’s authorized number of shares of Common Stock as provided above, the Company shall file articles of amendment to duly amend the Company Charter to include such increase.  In the event that the Stockholder Approvals are not obtained at the Special Meeting, the Company shall include a proposal for stockholders to provide (and the Board of Directors shall unanimously recommend that the stockholders provide) the Stockholder Approvals at a meeting of its stockholders no less than once in each subsequent three-month period until the Stockholder Approvals are obtained, with such three-month period to commence on the date that is 120 days after the Closing Date.

(c)              Each party agrees, upon request, to furnish each other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement described in paragraph (b) above.

(d)             Notwithstanding anything herein to the contrary, the Investor shall not be required to furnish the Company with any (1) sensitive personal biographical or personal financial information of any of the directors, officers, employees, managers or partners of the Investor or any of its Affiliates or (2) proprietary and non-public information related to the organizational terms of, or investors in, the Investor or its Affiliates; provided, however, that the Investor will furnish directly to the applicable bank regulator such information as reasonably requested by such regulator as necessary to consummate the transactions contemplated hereby.

(e)              From the date of this Agreement, until the Closing, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the stockholders having the effect of amending, modifying, or waiving any provision in the Company Charter or bylaws of the Company in any manner adverse to the Investor or any other holder of securities issued pursuant to this Agreement.

(f)                The Company and the Company Bank shall take all actions necessary to ensure that none of the execution and delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, nor the Stockholder Approvals, nor the conversion of the Series A Preferred Stock or the exercise of the Warrant, will constitute a “change in control” or “change of control” within the meaning of any Benefit Plan.

(g)             The Investor will use its reasonable best efforts to, as promptly as practicable after the date hereof, obtain binding commitments from proposed limited partners in the Investor with respect to an aggregate investment in the Investor at least equal to the Investment Amount.

3.2                                 Expenses.

(a)              Immediately prior to the execution of this Agreement, the Company paid to the Investor an amount equal to $50,000 as reimbursement for certain expenses incurred by the Investor and its Affiliates in connection with the transactions contemplated hereby (the “Initial Expense Reimbursement”).

(b)             Unless this Agreement has been earlier terminated, at such time as the Investor provides to the Company a written certification that it has received binding commitments from proposed limited partners in the Investor with respect to their aggregate investment in the Investor of at least

(1)                                  50% of the Investment Amount (the “50% Certification”), then the Company and the Company Bank shall be jointly and severally obligated to, not later than two (2) business days from the Company’s receipt of the 50% Certification, pay to the Investor, as additional expense reimbursement, an amount equal to $100,000; and

(2)                                  100% of the Investment Amount (the “100% Certification”), then the Company and the Company Bank shall be jointly and severally obligated to, not later than two (2) business days from the Company’s receipt of the 100% Certification, pay to the Investor, as additional expense reimbursement, an amount equal to $100,000 (the amounts payable pursuant to this subparagraph (2) and subparagraph (1) above, the “Additional Expense Reimbursement”).

(c)              On the earlier of the Closing Date and the termination of this Agreement, other than a termination under circumstances that are directly and solely attributable to a material breach of this Agreement by the Investor or a termination pursuant to Section 5.1(e) or 5.1(f), the Company and the Company Bank shall be jointly and severally obligated to reimburse the Investor and its Affiliates for all out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents, including due diligence efforts, the negotiation and preparation of the Transaction Documents, the preparation and filing of regulatory applications and notices, and the undertaking of the transactions contemplated by the Transaction Documents, including, but not limited to, the fees and expenses of the Investor’s accounting, financial and investment banking advisors, legal counsel and credit review, but excluding the purchase price for any of the securities to be purchased hereunder; provided, however, that in the event that this Agreement is terminated (a) by the Company pursuant to Section 5.1(b), such expense reimbursement shall not exceed $500,000 (in addition to the Initial Expense Reimbursement and any Additional Expense Reimbursement paid or payable pursuant to this Section 3.2), (b) by the Investor pursuant to Section 5.1(b), such expense reimbursement shall not exceed $250,000 (in addition to the Initial Expense Reimbursement and any Additional Expense Reimbursement paid or payable pursuant to this Section 3.2) or (c) other than pursuant to Section 5.1(b), such expense reimbursement shall not exceed $750,000 (in addition to the Initial Expense Reimbursement and any Additional Expense Reimbursement paid or payable pursuant to this Section 3.2).  The Company and the Company Bank shall be responsible for all closing and annual administrative fees and expenses including all costs incurred to obtain the Stockholder Approvals, the NASDAQ Approval and the NASDAQ Exchange Exemption, the fees and expenses of any Company advisors (including Company and Company Bank counsel, the Company’s and the Company Bank’s accounting and financial advisors and other professional fees), SEC registration fees and related expenses, and fees and expenses of any broker or finders.

3.3                                 Access, Information and Confidentiality.

(a)              From the date of this Agreement until the Closing, and thereafter for as long as the shares of Common Stock owned by the Investor and its Affiliates in the aggregate represent at least 5.0% of all of the outstanding Common Shares (counting for such purposes all shares of Common Stock into or for which the securities of the Company owned by the Investor, including the Series A Preferred Stock and the Warrant, are directly or indirectly convertible or exercisable and excluding as shares owned and shares outstanding all Common Shares issued by the Company after the Closing Date) (such level of ownership, a “Qualifying Interest”), the Company and the Company Bank will ensure that upon reasonable notice, the Company, the Company Bank and their respective subsidiaries will afford to the Investor and its representatives (including the Investor’s employees, and counsel, accountants, financial and investment banking advisors and other professionals retained by the Investor) such access during normal business hours to their books, records, properties and personnel and to such other information as the Investor may reasonably request; provided that following the Closing the Company, the Company Bank and their respective subsidiaries shall not be required to provide such access more frequently than once per fiscal quarter.

(b)             Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning any other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and no party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities.  Notwithstanding the foregoing, prior to the Closing, the Information shall be treated in accordance with the terms of the Confidentiality Agreement, dated as of January 4, 2011, between Priam Capital and the Company (the “Confidentiality Agreement”).

(c)              The Company shall promptly provide the Investor with written notice of the occurrence of any circumstance, event, change, development or effect occurring after the date hereof and relating to the Company or any Company Subsidiary of which the Company has knowledge and which constitutes a Material Adverse Effect or may otherwise cause or render any of the representations and warranties of the Company and the Company Bank set forth in this Agreement to be inaccurate.

3.4                                 Conduct of the Business.  Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company and the Company Bank shall, and shall cause each other Company Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organizations and its rights and permits issued by Governmental Entities, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired, (iii) not take any action that would reasonably be expected to materially adversely affect or materially delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or by the other Transaction Documents or materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the other Transaction Documents, and (iv) not forgive any loans to directors, officers, or employees of the Company, the Company Bank or any of the other Company Subsidiaries (or any of such person’s immediate family members or Affiliates or any Affiliates of such person’s immediate family members); provided, that nothing in this Section 3.4 shall limit or require any actions that the Board of Directors may, in good faith and upon the advice of legal counsel, determine to be inconsistent with the Company’s obligations under applicable law or imposed by any Governmental Entity.  During the Pre-Closing Period, the Company and the Company Bank shall provide to the Investor copies of all materials provided to the members of any loan review or similar committee of the Company, the Company Bank or any other Company Subsidiary at the same time such materials are provided to the members of such committee.

3.5                                 Reasonable Efforts.  Each of the Company and the Company Bank agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Investor in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, including using reasonable best efforts to accomplish the following:  (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b)  the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (c) the obtaining of all necessary consents, approvals or waivers from third parties; and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Documents.

3.6                                 Company Forbearances.  During the Pre-Closing Period, except as expressly contemplated or permitted by this Agreement, neither the Company nor the Company Bank shall, and neither shall permit any other Company Subsidiary to:

(a)              (i) adjust, split, combine or reclassify any of its capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights or grant any person any right to acquire any shares of its capital stock; or (iii) issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of options outstanding as of the date hereof and disclosed in the Company’s Disclosure Schedule and except for the Exchange Shares), convertible debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any additional shares of capital stock (including options) or convertible debt;

(b)             (i) terminate, enter into, amend, modify (including by way of interpretation) or renew any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant, (ii) increase the compensation or benefits of any employee of the Company or any Company Subsidiary (except

(x) pursuant to the Company’s Benefit Plans as described on the Company’s Disclosure Schedule, (y) as required by applicable law or (z) for one-time bonuses to key employees not to exceed $250,000 in the aggregate to the extent necessary, in the good faith judgment of management, to retain the employees receiving such bonuses); (iii) except as required by law, grant any severance or termination pay to any employee of the Company or any Company Subsidiary except pursuant to the terms of any Benefit Plan in effect on the date of this Agreement and which was made available to the Investor prior to the date of this Agreement and disclosed in the Company’s Disclosure Schedule; (iv) loan or advance any money or other property to any employees or directors of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice; (v) (x) establish, adopt, enter into, amend or terminate, or (y) grant (other than in the ordinary course of business consistent with past practice), any waiver or consent under any Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement; (vi) grant or amend or modify any equity or equity-based awards (including options and restricted stock units); or (vii) hire or terminate, other than for cause, the employment of a Chief Executive Officer, President, Chief Financial Officer, Chief Risk Officer, Chief Credit Officer, Internal Auditor, General Counsel or any other officer holding the position of Executive Vice President or senior;

(c)              (i) incur any indebtedness for borrowed money, other than deposit liabilities, Federal Home Loan Bank advances, advances from the Federal Reserve discount window, Fed funds purchases and reverse repurchase agreements, in each case entered into in the ordinary course of business consistent with past practice and, in the case of reverse repurchase agreements, with a final maturity of five years or less, (ii) guarantee, endorse or assume responsibility for the obligations of any person other than any wholly-owned subsidiary of the Company (other than the endorsement of checks and other negotiable instruments in the normal process of collection), or (iii) redeem, repurchase, prepay, defease, or cancel, or modify in any material respect the terms of, indebtedness for borrowed money, other than deposit liabilities, Federal Home Loan Bank advances and reverse repurchase agreements in each case in the ordinary course of business consistent with past practice;

(d)             agree to any settlement, conciliation or similar arrangement (i) the performance of which will involve monetary damages or other payments in excess of $100,000 or (ii) that would create precedent for claims that are reasonably likely to be material to the Company or any of the Company Subsidiaries;

(e)              amend its certificate of incorporation, bylaws or similar governing documents (other than as expressly contemplated hereby), or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any person, or a letter of intent or agreement in principle with respect thereto;

(f)                make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under law or GAAP, in each case following consultation with the Company’s independent public accountants;

(g)             except as required by law or where the result of any action covered by this Section 3.6(g) would result in a benefit to the Company and the Company Subsidiaries, taken as a whole, make or change any Tax election, file any amended Tax Returns, settle or compromise any material Tax liability of the Company or any of its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any of its subsidiaries, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(h)             commence a voluntary proceeding for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding, or consent to the entry of an order for relief in an involuntary proceeding for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding or consent to the appointment of a receiver, liquidator, custodian or trustee, in each case, with respect to the Company or any of the Company Subsidiaries, or any other liquidation or dissolution of the Company or any of the Company Subsidiaries;

(i)                 enter into any new line of business or materially change or deviate from its lending, investment, underwriting, risk and asset liability management, or other banking and operating policies in effect as of March 31, 2011, except as required by applicable law or policies imposed by any Governmental Entity;

(j)                 materially alter its interest or fee pricing policies with respect to depository accounts of the Company Bank or waive any material fees with respect thereto;

(k)              make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than as required pursuant to commitments already entered into;

(l)                 terminate, enter into, amend, modify or renew any material contract, including any Transaction Document;

(m)           acquire (other than by way of foreclosures, acquisitions of control in a fiduciary or similar capacity, acquisitions of loans or participation interest, or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business and consistent with past practice) all or any portion of the assets, business, deposits or properties of any other person;

(n)             file any application to establish, or to relocate or terminate the operations of, any banking office;

(o)             engage in (or modify in a manner adverse to the Company or any Company Subsidiary) any transactions (except for any ordinary course banking relationships permitted under applicable law) with any Affiliate of the Company or any director or officer (senior vice president or above) of the Company or any Company Subsidiary (or any Affiliate or immediate family member of any such person or any Affiliate of such person’s immediate family members);

(p)             other than (x) sales of mortgage loans, Other Real Estate Owned and investment securities and (y) pledges of assets as set forth in Section 3.6(p) of the Company’s Disclosure Schedule, in the case of each of (x) and (y), in the ordinary course of business consistent with past practice, directly or indirectly sell, transfer, assign, convey, lease, license, mortgage, pledge or otherwise subject to any Lien (i) any assets in any one transaction or series of related transactions where the aggregate sales price equals or exceeds $500,000 or (ii) any assets used or useful in the operation of the Mortgage Division; or

(q)             agree to, or make any commitment to, take any of the actions prohibited by this Section 3.6 or that would otherwise materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the other Transaction Documents.

3.7                                 Stockholder Litigation.  The Company shall promptly inform the Investor of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Stockholder Litigation”) against the Company, any Company Subsidiary or any of the past or present executive officers or directors of the Company or any Company Subsidiary that is threatened or initiated by or on behalf of any present or former stockholder of the Company in connection with or relating to the Order, the registering or offering for sale of any securities, or this Agreement and the transactions contemplated hereby or by the other Transaction Documents.  The Company shall consult with the Investor and keep the Investor informed of all material filings and developments relating to any such Stockholder Litigation.

3.8                                 Rights Offering.  As promptly as practicable following the Closing, and subject to compliance with all applicable law, including the Securities Act, and the receipt of the Stockholder Approvals, the Company shall distribute to each holder of record of Common Stock, as of the close of business on the Record Date, non-transferable rights (the “Rights”) to purchase Common Stock at a purchase price per share equal to the Per Share Purchase Price (such transaction, including the purchase and sale of Common Stock upon the exercise of such rights, the “Rights Offering”).  The “Record Date” shall be the date established by agreement of the Company and the Investor; provided that in no event shall the record date be later than the day prior to the Closing Date.  The maximum amount of Common Stock with respect to which the Rights, in the aggregate, may be exercised is $15,000,000.  The Rights Offering will not contain any oversubscription round or a backstop by any stockholder (including the Investor).

3.9                                 Non-Solicit.

(a)              Each of the Company and the Company Bank agrees that, following the date of this Agreement and prior to the earlier of the Closing or the date on which this Agreement is terminated pursuant to Article V hereof, it shall not, and it shall cause the other Company Subsidiaries and its and each of the other Company Subsidiaries’ officers, directors, employees, advisors, agents and representatives, including any investment banker, attorney, advisor or accountant retained by it or any of the other Company Subsidiaries (“Representatives”) not to, directly or indirectly, (i) solicit, initiate, encourage (including by providing information or assistance) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction Proposal, (ii) provide or cause to be provided any non-public information or data relating to the Company, the Company Bank or any of the other Company Subsidiaries in connection with, or have any discussions with, any person relating to or in connection with an actual or proposed Alternative Transaction Proposal (except to disclose the existence of the provisions of this Section 3.9(a)), or (iii) engage in any discussions or negotiations concerning an Alternative Transaction Proposal (provided that the Company and the

Company Bank may refer any such person or entity to the provisions of this Section 3.9(a)), or otherwise take any action to encourage or facilitate any effort or attempt to make or implement an Alternative Transaction Proposal.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 3.9(a) by any Company Subsidiary or Representative of the Company or any Company Subsidiary shall constitute a breach of this Section 3.9(a) by the Company and the Company Bank.  The Company and the Company Bank shall, and shall cause each of the other Company Subsidiaries to, and shall direct each of its Representatives to, (x) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Alternative Transaction Proposal (except with respect to the transactions contemplated by this Agreement and the Other Securities Purchase Agreements), (y) request the prompt return or destruction of all confidential information previously furnished to any person (other than the parties hereto) that has made or indicated an intention to make an Alternative Transaction Proposal, and (z) not waive or amend any “standstill” provision or provisions of similar effect to which it is a party or of which it is a beneficiary.

(b)             The Company shall promptly (and in any event within two (2) days of the receipt thereof) notify the Investor (in writing) after: (i) receipt of an Alternative Transaction Proposal (including the identity of the offeror, a copy of such Alternative Transaction Proposal, or if such Alternative Transaction Proposal was not made in writing, a summary of the terms of such Alternative Transaction Proposal), (ii) any request for information relating to the Company or the Company Bank (including nonpublic information) or for access to the properties, books or records of the Company or the Company Bank by any person that has made an inquiry that could reasonably lead to an Alternative Transaction Proposal, or (iii) receipt of an amendment to a previously disclosed Alternative Transaction Proposal (including the identity of the offeror, a copy of such amendment or, if such amendment was not made in writing, a summary of the terms of such amendment).

(c)              For purposes of this Agreement, the term “Alternative Transaction Proposal” shall mean (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, rights offering, share exchange, business combination or similar transaction involving the Company or any Company Subsidiary or (ii) any acquisition by any person resulting in, or proposal or offer, which, if consummated, would result in any person (x) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of ten percent (10%) or more of the total voting power of any class of equity securities of the Company or any Company Subsidiary, or ten percent (10%) or more of the consolidated total assets (including, without limitation, equity securities of any subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement and the Other Securities Purchase Agreements, taken together or (y) acquiring any assets used or useful in the operation of the Mortgage Division (other than mortgage loans sold in the ordinary course of business consistent with past practice).

3.10                           Other Private Placements.  The Company agrees to use its reasonable best efforts to, as promptly as practicable after the date hereof, enter into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of $160,000,000 (inclusive of the Investment Amount hereunder).  The Company shall provide the Investor with copies of any and all written documents the Company or its representatives prepare for the purposes of the

Other Private Placements, including any offering memorandum, and shall cooperate with the Investor to incorporate the Investor’s reasonable comments to such documents provided on a timely basis prior to furnishing such documents to the potential participants in such Other Private Placements.  The Other Private Placements shall be on the same economic and financial terms and conditions set forth in this Agreement, except for the Warrant, with the closing of such Other Private Placements to occur simultaneously with the Closing.  The Company shall not agree to permit any Other Investor to become a bank holding company with respect to the Company Bank if as a result thereof the Company Bank or any other insured depository institution that is a direct or indirect subsidiary of the Company could become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e)) with respect to any institution that is not a direct or indirect subsidiary of the Company.  The Other Private Placements, together with the investment to be made by the Investor hereunder, shall provide for aggregate gross proceeds to the Company of $160,000,000 (and not more or less).  The Company shall provide true, correct and complete copies of the Other Securities Purchase Agreements to the Investor.

3.11                           NASDAQ Approval.  The Company agrees that it will use best efforts to obtain the NASDAQ Approval in connection with the transactions contemplated by this Agreement, the Other Securities Purchase Agreements and the other Transaction Documents.  The Company shall submit any written request for the NASDAQ Approval and any and all materials supporting the request for the NASDAQ Approval to the Investor for review and comment prior to submitting such materials to the NASDAQ, and all such materials shall be approved by the Investor prior to submission (such approval not to be unreasonably withheld or delayed).  Any and all follow up or responsive materials produced by the Company shall be approved by the Investor prior to submission to the NASDAQ.  The Company shall inform the Investor as soon as is practicable upon the receipt of the NASDAQ Approval and any related communication from the NASDAQ.  A representative of the Investor shall have the right to attend, to the extent permitted by the NASDAQ, all meetings and conference calls relating to the matters set forth in this Section 3.11.  The Company shall make its initial submission to the NASDAQ in respect of the receipt of the NASDAQ Approval not later than 14 calendar days after the date on which the Company has entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least the Minimum Proceeds Amount.

3.12                           TRuPS Exchange.  The Company shall use reasonable best efforts to prepare, negotiate and enter into the TRuPS Exchange Agreements, as well as agreements on the same terms with Company officers holding Company TRuPS with respect to Additional TRuPS Exchanges, as promptly as practicable after the date hereof and to complete the TRuPS Exchange, as well as any Additional TRuPS Exchanges, prior to the Closing.  The Investor will have the right to review and approve all agreements described in the immediately preceding sentence before the execution thereof.  The Company shall submit to the NASDAQ its written request for the NASDAQ Exchange Exemption at the same time it submits its written request for the NASDAQ Approval, and the obligations of the Company set forth in Section 3.11 above with respect to the NASDAQ Approval shall apply mutatis mutandis with respect to the NASDAQ Exchange Exemption.  In the event that the NASDAQ Exchange Exemption has not been obtained prior to the Closing, (i) the Company shall submit to its stockholders for approval at the Special Meeting the issuance of the Exchange Shares for purposes of rule 5635 of NASDAQ’s listing rules, and the provisions of Section 3.1(b) shall apply to such approval as if it were part of the Stockholder Approvals mutatis mutandis and (ii) the Company shall consummate the TRuPS Exchange, as well as any Additional TRuPS Exchange, as promptly as practicable following the receipt of such stockholder approval.

3.13                           Asset Option.  Set forth as Schedule 3.13(a) is a list of the Company Bank’s and its subsidiaries’ non-performing assets and Other Real Estate Owned as of March 31, 2011 (together with any assets that become classified as non-performing assets or Other Real Estate Owned after the date hereof and prior to the exercise of the option described in the following sentence, the “Option Assets”), with an aggregate carrying value of $71,339,732 as of March 31, 2011.  The Investor shall have the option, exercisable at any time prior to the 60th calendar day after the date hereof, to elect to purchase, or to cause an Affiliate to purchase, from the Company Bank and such subsidiaries all, but not less than all, of the Option Assets (other than those which are subject to a contract to sell as of the date hereof and listed on Schedule 3.13(b) or sold or subject to a contract to sell after the date hereof in accordance with the terms of this Agreement) at a cash purchase price equal to the aggregate net book value of such assets on the books of the Company Bank or any such subsidiary at the time of completion of such sale.  In the event that the Investor exercises its option to purchase the Option Assets as described herein, the parties hereto will negotiate in good faith definitive agreements with respect to such purchase as promptly as practicable following such exercise.  In no event shall the Company Bank or any subsidiary thereof be required to enter into a definitive agreement with respect to the matters set forth in this Section 3.13 if (i) after negotiating reasonably and in good faith, the parties are unable to agree to the terms thereof (other than with respect to price, which shall be the price provided for in this Section 3.13) or (ii) the Investor has not provided to the Company Bank evidence that it has sufficient funds available to complete the purchase of the Option Assets it has exercised its option to acquire.

ARTICLE IV

Additional Agreements

4.1                                 No Rights Agreement.  From the date hereof through the Closing and thereafter for so long as the Investor, together with its Affiliates, collectively owns at least a Qualifying Interest, the Company shall not enter into any poison pill agreement, shareholders’ rights plan or similar agreement that shall limit the rights of the Investor and its Affiliates and associates to hold any shares of Common Stock or Series A Preferred Stock or the Warrant or acquire additional securities of the Company unless such poison pill agreement, shareholders’ rights plan or similar agreement grants an exemption or waiver to the Investor and its Affiliates and associates and any group in which the Investor may become a member of, immediately effective upon execution of such plan or agreement that would allow the Investor and its Affiliates and associates to acquire such additional securities of the Company.

4.2                                 Governance Matters.

(a)              The Company, the Company Bank, the Board of Directors and the board of directors of the Company Bank shall appoint one designee of the Investor to each of the Board of Directors and the board of directors of the Company Bank, effective as of the Closing.  Such designee will be appointed to the class of directors of the Board of Directors with the longest remaining term.  Thereafter, for so long as the Investor, together with its Affiliates, owns in the aggregate at least a Qualifying Interest, at any election of directors of the Company or the Company Bank occurring upon the expiration of the term of the class of directors in which the Investor Nominee was then serving, the Investor shall have the right to nominate one candidate for election to each of the Board of Directors and the board of directors of the Company Bank, as a candidate recommended by the Board of Directors, and the Company and the Company Bank shall cause such person (or any substitute or replacement designated or nominated by the Investor) to be recommended by its respective board of directors and to be elected a Director of the Company and of the Company Bank, including the Company’s use of reasonable best efforts to have such person elected as a Director of the Board of Directors by the Company’s stockholders and soliciting proxies for such person to the same extent it does for any other nominees of its Board of Directors.  Any person nominated or designated pursuant to this Section 4.2 shall be an “Investor Nominee.”  If the Investor, together with its Affiliates, no longer collectively owns a Qualifying Interest, the Investor shall have no further rights under Section 4.2(a), (b) and (c) and, at the written request of the Board of Directors or the board of directors of the Company Bank, shall use its reasonable best efforts to cause the Investor Nominee to resign from the Board of Directors and the board of directors of the Company Bank as soon as possible thereafter.

(b)             The Investor Nominee shall, at the Investor’s election, and subject to any applicable exchange listing standards and independence requirements, serve on up to two committees of each of the Board of Directors and the board of directors of the Company Bank, it being understood and agreed that the foregoing shall not restrict the Investor Nominee from serving on any other committee to which he is appointed by the Board of Directors or the board of directors of the Company Bank; provided that the Investor Nominee shall not serve as chairman or vice-chairman (or in any similar capacity) of any such committee or represent more than twenty-five percent (25%) of the members of any such committee; provided, further, that the Investor Nominee shall not serve on the Audit Committee.

(c)              Notwithstanding anything to the contrary contained herein, if the Investor Nominee resigns, is removed pursuant to Section 4.2(d) or otherwise, or is unable to continue to serve as a Director of the Company or as a Director of the Company Bank, the Investor may designate a replacement Director and the relevant board of directors shall elect such person a Director.

(d)             Any Director of the Company may be removed from the Board of Directors or from the board of directors of the Company Bank in accordance with applicable law and the governing documents of the Company or of the Company Bank, as applicable; provided, however, that with respect to the Investor Nominee, any such removal shall require the Investor’s prior written consent unless such removal is required by applicable law or such Director is no longer qualified to serve as a Director pursuant to applicable SEC or regulatory requirements, or a generally applicable policy of the Board of Directors.

(e)              Any vacancies on the Board of Directors and on the board of directors of the Company Bank shall be filled in accordance with the applicable bylaws and, if the vacancy is with respect to the Investor Nominee, this Section 4.2.

(f)     Each of the Company and the Company Bank hereby agrees that, from and after the Closing Date, for so long as the Investor, together with its Affiliates, collectively owns at least a Qualifying Interest, the Company shall, subject to applicable law, invite a person designated by the Investor and reasonably acceptable to the Board of Directors (the “Board Observer”) to attend meetings of the Board of Directors and the board of directors of the Company Bank in a nonvoting observer capacity.  If the Investor, together with its Affiliates, no longer collectively owns a Qualifying Interest, the Investor shall have no further rights under this Section 4.2(f).

(g)    The Company, the Company Bank, the Board of Directors and the board of directors of the Company Bank shall ensure, to the extent permitted by applicable law and Federal Reserve Board policy, that any Directors nominated or designated pursuant to this Section 4.2 shall enjoy the same rights, capacities, entitlements, indemnification rights, and compensation as any other members of the Board of Directors and the board of directors of the Company Bank, as applicable.  The Investor Nominee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and the board of directors of the Company Bank (or any committee thereof), to the same extent as other members of the Board of Directors and the board of directors of the Company Bank.  The Company and the Company Bank shall notify the Investor Nominee and the Board Observer of all regular meetings and special meetings of the Board of Directors and the board of directors of the Company Bank, respectively, and of all regular and special meetings of any committee thereof. The Company and the Company Bank shall provide the Investor Nominee and the Board Observer with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors or the board of directors of the Company Bank concurrently as such materials are provided to the other members.

(h)    On or before the Closing, the Company and the Company Bank shall, subject to the receipt of any necessary approvals from the FDIC, enter into customary Directors and Officers Indemnification Agreements (collectively, the “Indemnification Agreements”) with the Investor Nominee in form and substance reasonably satisfactory to the Investor, provided that such Indemnification Agreements shall be consistent with the requirements and limitations of applicable law and the governing documents of the Company and the Company Bank, as applicable.  Any replacement Investor Nominee shall be entitled to enter into Directors and Officers Indemnification Agreements with the Company and the Company Bank on the same terms as the Indemnification Agreements.  Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Fund Entities and the Company and Company Bank and the service of the Investor Nominee as a Director of the Company and the Company Bank at the request of the Fund Entities, the Company acknowledges and agrees, and shall cause the Company Bank to acknowledge and agree, that the Company and the Company Bank shall be fully and primarily responsible for the indemnification and advancement of expenses of the Investor Nominee in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of the Indemnification Agreements, irrespective of any right of recovery the Investor Nominee may have from the Fund Entities or any of their respective Affiliates.  Under no circumstances shall the Company or the Company Bank be entitled to any right of contribution by the Fund Entities or any of their Affiliates and no right of recovery the Investor Nominee may have from the Fund Entities or any of their respective Affiliates shall reduce or otherwise alter the rights of the Investor Nominee or the obligations of the Company and the Company Bank under the Indemnification Agreements.  For purposes of this Section 4.2(h), (i) the term “Fund Entities” shall mean any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (other than the Company, the Company Bank or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which the Investor Nominee has agreed, on behalf of the Company or the Company Bank or at the Company’s or at the Company Bank’s request, to serve as a director, officer, employee or agent and which service is covered by the Indemnification Agreements) from whom the Investor Nominee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company and/or the Company Bank may also have an indemnification or advancement obligation and (ii) the term “Jointly Indemnifiable Claim” shall mean any claim for which the Investor Nominee shall be entitled to indemnification from both any Fund Entity and the Company and/or the Company Bank pursuant to applicable law, any indemnification agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company, the Company Bank and the Fund Entities.

(i)      The Company, the Company Bank, the Board of Directors and the board of directors of the Company Bank shall not take any action that would result in any amendment to the governing documents of the Company or the Company Bank inconsistent with the provisions of this Section 4.2.

4.3           Legend.

(a)     The Investor agrees that all certificates or other instruments representing the securities subject to this Agreement will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)    Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate for any securities.  The Investor acknowledges that the Purchased Shares, the Warrant, the Conversion Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of such securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.4           Certain Transactions.

(a)     Following the Closing, the Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), or, at the request of the Investor, the ultimate parent of such successor, transferee or lessee party of the Company, expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

(b)    In the event that, at or prior to the Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any Ordinary Cash Dividends (as defined in the Warrant), then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the number of shares of Common Stock and Series A Preferred Stock to be issued to the Investor at the Closing under this Agreement and to the Other Investors pursuant to the Other Securities Purchase Agreements shall be equitably adjusted and/or such shares of Common Stock and Series A Preferred Stock shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Investment Amount or any component thereof be changed by the foregoing.

(c)     In the event that, at or prior to the Closing, there occurs any distribution, issuance or other transaction that would result in any adjustment or give rise to any right under Section 13 of the Warrant if the applicable transaction were to occur after the Closing, then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the form of the Warrant shall be amended, automatically and without action on the part of the parties to this Agreement, to reflect any adjustment to or right in respect of (x) the Exercise Price (as defined in the Warrant) and (y) the amount and nature of shares of stock or other securities or property (including cash) that a warrantholder would receive upon the exercise of the Warrant, in each case, that would be effected or created in accordance with Section 13 of the Warrant as if the Warrant had been issued to the Investor on the date of this Agreement and were in effect at the time of the applicable transaction.  In connection with such amendment, all references to the Warrant in this Agreement shall be conformed, automatically and without action on the part of the parties to this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall the Investment Amount or any component thereof be changed by the foregoing.

(d)    In the event that, at or prior to the Closing, there occurs any distribution, issuance or other transaction that would result in any adjustment or give rise to any right under Section 10 of the Series A Articles Supplementary if the applicable transaction were to occur after the Closing, then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the form of the Series A Articles Supplementary shall be amended, automatically and without action on the part of the parties to this Agreement, to reflect any adjustment to or right in respect of (x) the Conversion Price (as defined in the Series A Articles Supplementary) and (y) the amount and nature of shares of stock or other securities or property (including cash) that a holder of Series A Preferred Stock would receive upon the conversion of the Series A Preferred Stock, in each case, that would be effected or created in accordance with Section 10 of the Series A Articles Supplementary as if the Series A Preferred Stock had been issued to the Investor on the date of this Agreement and were outstanding at the time of the applicable transaction.  In connection with such amendment, all references to the Series A Articles Supplementary in this Agreement shall be conformed, automatically and without action on the part of the parties to this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall the Investment Amount or any component thereof be changed by the foregoing.

4.5           Indemnity.

(a)     If the Closing shall occur, the Company and the Company Bank, jointly and severally, agree to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, members, managers, employees and agents, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s and the Company Bank’s representations or warranties in Section 2.2 of this Agreement or any certificate delivered by or on behalf of the Company pursuant to this Agreement, (2) the Company’s or the Company Bank’s breach of agreements or covenants made by the Company or the Company Bank, respectively in this Agreement, or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, stockholder of the Company or any other person (other than the Investor and its Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby) and other than any Losses relating to any specific claim where proceedings are initiated by the Investor or any party entitled to indemnification under this Section 4.5(a) where the Investor or such indemnified party is not the substantially prevailing party with respect to such claim.

(b)    If the Closing shall occur, the Investor agrees to indemnify and hold harmless each of the Company, the Company Bank and their respective Affiliates and each of their respective officers, directors, partners, members, managers, employees and agents, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in this Agreement or (2) the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c)     A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.5 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party, counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions, upon agreement by the Indemnified Parties and the Indemnifying Parties (which agreement shall not be unreasonably withheld).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d)    For purposes of the indemnity contained in Sections 4.5(a)(1) and 4.5(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining (i) whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and (ii) the amount of Losses in respect of any breach of any representation or warranty.

(e)     The Company and the Company Bank shall not be required to indemnify the Indemnified Parties pursuant to Section 4.5(a)(1), disregarding all qualifications or limitations set forth in their representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim are less than $50,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.5(a)(1) exceed $250,000 (the “Threshold Amount”), in which event the Company and the Company Bank shall be jointly and severally responsible for the entire amount of such Losses.  The Investor shall not be required to indemnify the Indemnified Parties pursuant to Section 4.5(b)(1), disregarding all qualifications or limitations set forth in the representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.5(b)(1)

exceed the Threshold Amount, in which event the Investor shall be responsible for the entire amount of such Losses.

(f)     The cumulative indemnification obligation of the Company and the Company Bank on the one hand, and the Investor on the other hand, to indemnify Indemnified Parties for inaccuracies in or breaches of representations and warranties shall in no event exceed the Investment Amount.

(g)    The obligations of the Indemnifying Party under this Section 4.5 shall survive the transfer or redemption of the securities issued pursuant to this Agreement, or the Closing or termination of this Agreement; provided that in the event of any transfer of the Purchased Shares to a third party that is not an Affiliate of the transferor, the Indemnifying Party shall have no obligations under this Section 4.5 to such transferee.  The indemnity provided for in this Section 4.5 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2 and Sections 2.3 of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.  The indemnification rights contained in this Section 4.5 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(h)    Any indemnification payments pursuant to this Section 4.5 shall be treated as an adjustment to an Investor’s Investment Amount for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.6           Registration Rights.  At the Closing, the Company will enter into the Registration Rights Agreement for the benefit of the Investor, substantially in the form attached as Exhibit C hereto.

4.7           Gross-Up Rights.

(a)     Sale of New Securities.  After the Closing, for so long as the Investor, together with its Affiliates, collectively owns at least a Qualifying Interest (before giving effect to any issuances triggering provisions of this Section), if, at any time the Company makes any public or nonpublic offering or sale of any equity security (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed to be issued as of the date hereof, including the Warrant and the Series A Preferred Stock; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; (iv) any capital stock issued or issuable (x) in connection with any expedited issuance of new securities undertaken at the written direction of the applicable regulator of the Company or any insured depository institution subsidiary of the Company, or (y) in connection with the issuance of any new securities issued pursuant to the Troubled Asset Relief Program or any similar United States Government program; or (v) issuances of Common Stock, Series A Preferred Stock and warrants in the Other Private Placements or in the Rights Offering), then the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Company Charter and the bylaws of the Company, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed or public offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable the Investor to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities.  The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor plus the number of shares of Common Stock represented by the Series A Preferred Stock and the Warrant held by the Investor on an as-converted and as-exercised basis as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common Stock represented by the Series A Preferred Stock then outstanding plus the number of shares of Common Stock represented by the Warrant held by the Investor on an as-converted basis on such date (after giving effect to any applicable adjustment thereunder).

(b)    Notice.  In the event the Company proposes to offer or sell New Securities, it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than two business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering.  The Investor shall have 10 business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.7 and, as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.7(a).  Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it.  The failure of the Investor to respond within such 10 business day period shall be deemed to be a waiver of the Investor’s rights under this Section 4.7 only with respect to the offering described in the applicable notice.

(c)     Purchase Mechanism.  If the Investor exercises its rights provided in this Section 4.7, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals).  The Company and the Investor agree to use commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d)    Failure of Purchase.  In the event that the Investor fails to exercise its rights provided in this Section 4.7 within said 10 business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.7(c) because of the Investor’s failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.7 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Investor.  Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of 10 business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e)     Non-Cash Consideration.  In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)     Cooperation.  The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 4.7, including to secure any required approvals or consents.  The Company agrees to pay all expenses incurred by the Investor in connection with the exercise of the Investor’s rights under this Section 4.7.

4.8           Anti-Takeover Matters; Takeover Laws; No Rights Triggered.  If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement or to the Investor and/or its Affiliates and/or associates generally following the Closing, the Company and the members of the Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the Other Securities Purchase Agreements may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other respective Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the other Transaction Documents and on the Investor and its Affiliates and associates.

4.9           Additional Regulatory Matters.

(a)     The Company, the Company Bank and the Investor agree to cooperate and use their reasonable best efforts to ensure that neither the Investor nor any of its Affiliates will be deemed to control the Company or the Company Bank or otherwise be deemed a “bank holding company” for purposes of the BHC Act, including the rules and regulations promulgated thereunder (or any successor provision).

(b)    Neither the Company nor the Company Bank shall knowingly take any action which would reasonably be expected to pose a substantial risk that the Investor or any of its Affiliates will be deemed to control the Company or the Company Bank or otherwise be deemed a “bank holding company” for purposes of the BHC Act, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion.

(c)     Notwithstanding anything in this Agreement to the contrary, neither the Investor nor any its Affiliates shall be required (i) to become a “bank holding company” within the meaning of the BHC Act, a “savings and loan holding company” within the meaning of the Home Owners’ Loan Act, or a similarly regulated entity under any similar or successor law; (ii) to support or maintain the capital, liquidity, or financial condition of the Company or the Company’s subsidiaries (other than through the investment expressly contemplated herein); (iii) to modify or limit its operations or commercial practices (except as they relate to the Company and the Company Subsidiaries); (iv) to modify or limit its governance, structure, accounting, or compensation arrangements; (v) to modify the terms of this Agreement or any other Transaction Document in a way, or to become subject to or otherwise permit or accept any other condition, limitation, restriction, requirement, or restraint, that would reasonably be expected to adversely affect (with respect to the Investor or its Affiliates) the anticipated benefits or burdens to the Company, any Company Subsidiary, or the Investor and its Affiliates of the transactions contemplated hereby; (vi) to propose, agree, or accept any of the items described in clauses (i) through (v) as a condition to receiving any regulatory or governmental approval or consent (each of clauses (i) through (vi), a “Burdensome Condition”).

4.10         VCOC Investor.  The Investor and, at the Investor’s request, each Affiliate thereof that directly or indirectly has an interest in the Investor, the Company or the Company Bank, in each case that is intended to qualify as a “venture capital operating company” as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time (a “VCOC” and each such person a “VCOC Investor”), will have customary and appropriate VCOC rights (including consultation rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors or the board of directors of the Company Bank (as well as committees of each such board), and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company or the Company Bank; provided that this Section 4.10 shall not entitle the Investor to designate any members of the Board of Directors or of the board of directors of the Company Bank. The Company shall, and shall cause the Company Bank to, consider in good faith the recommendations of any VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company or the Company Bank, as applicable. In the event the Company or the Company Bank ceases to qualify as an “operating company” (as defined in the first sentence of 2510.3-101(c)(1) of the Plan Asset Regulations) or the investment in the Company or the Company Bank by a VCOC Investor does not qualify as a venture capital investment as defined in the Plan Asset Regulations, then the Company, the Company Bank and the Investor will cooperate in good faith to take all reasonable actions necessary to preserve the VCOC status of each VCOC Investor, it being understood that such reasonable actions shall not require a VCOC Investor to purchase or sell any investments.  The Company and the Company Bank shall enter into an agreement with each VCOC Investor that provides the rights set forth in this Section 4.10, effective as of the Closing.  Notwithstanding the foregoing, neither the Company nor the Company Bank shall be obligated to (1) honor a request from a VCOC Investor to visit and inspect any of the offices and properties of the Company and/or the Company Bank and inspect and copy the books and records of the Company and/or the Company Bank more frequently than once per quarter or (2) make appropriate officers and directors of the Company and/or the Company Bank available to a VCOC Investor for consultation with such VCOC Investor or its designated representatives with respect to matters relating to the business and affairs of the Company and the Company Bank more frequently than once per quarter.

4.11         MFN Provision.  If the Company or any Company Subsidiary, in connection with the Other Private Placements, enters into an agreement that contains terms more favorable to any Other Investor than the terms provided to the Investor under this Agreement or any other Transaction Document, then the Company and the Company Bank will modify or revise the terms of this Agreement or such other Transaction Document in order for the transaction contemplated hereby or thereby to reflect any more favorable terms provided to any Other Investor in connection with the Other Private Placements.

4.12         Continued Listing Authorization.  The Company shall take all steps necessary to prevent the Common Stock from being delisted from the NASDAQ, including effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ

Listing Rule 5450(a)(1); provided that any such actions, including the terms and timing of any reverse stock split, have been consented to by the Investor.  Any reverse stock split effected hereunder prior to the Closing will result in a proportional adjustment to the number of Purchased Shares and the Per Share Purchase Price, as well as the amount of securities to be issued pursuant to the other Transaction Documents, and shall have the other effects described in Section 4.4.

4.13         Corporate Opportunities.  To the fullest extent permitted by applicable law or regulation, including but not limited to the laws and regulations of the State of Maryland, neither the Investor nor any of its Affiliates or any persons associated with the Investor, nor the Investor Nominee or the Board Observer shall be obligated to refer or present any particular business opportunity to the Company or the Company Bank. The Investor shall have the right to take such opportunity for its own account (individually or as a partner, stockholder, member, participant or fiduciary) or recommend to others such particular opportunity, unless such opportunity is presented to the Investor Nominee or Board Observer as a business opportunity for the Company or the Company Bank or the Investor Nominee or Board Observer learns of such opportunity in his capacity as a director or Board Observer, even if such opportunity is of a character that, if referred or presented to the Company or the Company Bank, as applicable, could be taken by the Company or the Company Bank, as applicable; provided that in the case where such opportunity is presented to the Investor Nominee or Board Observer as a business opportunity for the Company or the Company Bank or the Investor Nominee or Board Observer learns of such opportunity in his capacity as a director or Board Observer, such Investor Nominee or Board Observer shall present such business opportunity to the Company or the Company Bank, as applicable, and if the Company or the Company Bank, as applicable, does not decide to pursue such business opportunity within 30 days of notice thereof, or subsequently determines to abandon the pursuit of such business opportunity, the Investor Nominee or Board Observer (and the Investor or its Affiliates or other persons associated with them) shall have the right to take for their own account or to recommend to others such business opportunity.  The Company shall take all action necessary to implement this provision including, if necessary, amending the Company Charter or the Company’s bylaws.

4.14         No Change in Control.  The Company and the Company Bank shall and shall cause the other Company Subsidiaries to take all actions necessary to ensure that none of the transactions contemplated by this Agreement or any of the other Transaction Documents, individually or in the aggregate, shall give rise to a change in control under, or result in the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any antidilution adjustment under any contract or agreement to which the Company or any Company Subsidiary is a party, including without limitation having any such contracts or agreements waived in writing or amended prior to Closing.

4.15         Reservation for Issuance.  Upon receipt of the Stockholder Approvals, the Company shall reserve that number of Common Shares sufficient for issuance upon exercise or conversion of the Warrant and Series A Preferred Stock at any time by the Investor without regard to any limitation on such exercise or conversion.

ARTICLE V

Termination

5.1           Termination.  This Agreement may be terminated prior to the Closing:

(a)     by mutual written agreement of the Company and the Investor;

(b)    by either the Company or the Investor, upon written notice to the other, in the event that the Company has not entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least $106,666,667 (inclusive of the Investment Amount hereunder) (the “Minimum Proceeds Amount”) on or prior to the date that is 90 calendar days from the date hereof (the “Initial Outside Date”); provided, however, that the respective rights to terminate this Agreement pursuant to this Section 5.1(b) shall no longer be available to either party from and after the earlier of (i) the date that is 10 business days after the Initial Outside Date and (ii) the time the Company shall have entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least the Minimum Proceeds Amount; provided further that the Company shall not be permitted to terminate this Agreement pursuant to this Section 5.1(b) unless (x) the Company is abandoning its efforts to raise capital, other than in a transaction in which a single investor (other than an entity utilized to circumvent this proviso) would acquire in excess of 80% of the pro forma outstanding Common Stock and (y) the Company is not then in breach of its obligations under Section 3.10;

(c)     by either the Company or the Investor, upon written notice to the other, in the event that the Company has not entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least $160,000,000 (inclusive of the Investment Amount hereunder) on or prior to the date that is 135 calendar days from the date hereof; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 5.1(c) shall no longer be available to either party from and after the time the Company shall have entered into Other Securities Purchase Agreements providing for aggregate gross proceeds to the Company of at least $160,000,000 (inclusive of the Investment Amount hereunder); provided further that the Company shall not be permitted to terminate this Agreement pursuant to this Section 5.1(c) unless (x) the Company is abandoning its efforts to raise capital, other than in a transaction in which a single investor (other than an entity utilized to circumvent this proviso) would acquire in excess of 80% of the pro forma outstanding Common Stock and (y) the Company is not then in breach of its obligations under Section 3.10;

(d)    by either the Company or the Investor, upon written notice to the other, in the event that the Closing Date does not occur on or before the date that is 180 calendar days from the date hereof (the “Outside Date”); provided, however, that the respective rights to terminate this Agreement pursuant to this Section 5.1(d) shall not be available to any party whose failure to perform any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

(e)     by the Company, upon written notice to the Investor, in the event that the Investor has not provided to the Company the 50% Certification on or prior to the date that is 30 calendar days from the date hereof; provided that the Company’s right to terminate this

Agreement pursuant to this Section 5.1(e) shall no longer be available to it from and after the earlier of (i) the date that is 35 calendar days after the date hereof and (ii) the time the Investor delivers to the Company the 50% Certification;

(f)     by the Company, upon written notice to the Investor, in the event that the Investor has not provided to the Company the 100% Certification on or prior to the date that is 60 calendar days from the date hereof; provided that the Company’s right to terminate this Agreement pursuant to this Section 5.1(f) shall no longer be available to it from and after the date that is 65 calendar days after the date hereof (the “Initial Deadline”) unless the Company provides written notice to the Investor prior to 5:00 p.m., New York City time, on the Initial Deadline of its election to extend the Company’s ability to terminate this Agreement pursuant to this Section 5.1(f), in which event the Company shall be permitted to terminate this Agreement pursuant to this Section 5.1(f) on, but only on, the tenth business day following the Initial Deadline; provided further that in no event shall the Company be permitted to terminate this Agreement pursuant to this Section 5.1(f) from and after the time the Investor delivers to the Company the 100% Certification;

(g)    by either the Company or the Investor, upon written notice to the other, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(h)    by the Investor, upon written notice to the Company, if the Investor or any of its Affiliates receives written notice from or is otherwise advised by the Federal Reserve that the Federal Reserve will not issue a non-objection letter with respect to the CBC Act notice filed by the Investor, or that the Federal Reserve will not issue such letter without the imposition of a Burdensome Condition, or the Federal Reserve otherwise indicates that it will deem the Investor or any of its Affiliates to control the Company for purposes of the BHC Act if the transactions contemplated hereby are consummated; provided that the Investor is not then in breach of its obligations under Section 3.1(a);

(i)      by the Investor, upon written notice to the Company, if the Investor, the Company or any of their respective Affiliates is advised by the FDIC that the contribution by the Company to the Company Bank contemplated by Section 1.2(b)(1)(vi) would not satisfy the “Tier 1 Leverage Capital ratio” and other capital requirements of the FDIC set forth in paragraph 4 of the Order, or comparable requirements in any other enforcement order issued by a federal or state banking regulator between the date of this agreement and the Closing;

(j)      by the Investor, upon written notice to the Company, if a “change in control” within the meaning of any Benefit Plan occurs on or after the date hereof but prior to the Closing Date;

(k)     by the Company, upon written notice to the Investor, if neither the Company nor the Company Bank is in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition set forth in Section 1.2(b)(2)(iii) or 1.2(b)(2)(vi) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Company to the Investor; or

(l)      by the Investor, upon written notice to the Company, if the Investor is not in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Company or the Company Bank in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition set forth in Section 1.2(b)(1)(iii) or 1.2(b)(1)(iv) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Investor to the Company.

Notwithstanding the foregoing, no termination by the Company pursuant to this Section 5.1 shall be effective unless and until the Company or the Company Bank shall have paid to the Investor all amounts payable pursuant to Section 3.2 hereof, including such amounts payable upon such termination.

5.2           Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2, Section 4.5, this Section 5.2, and Article VI (other than Section 6.1) and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

ARTICLE VI

Miscellaneous

6.1           Survival.  Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 18 months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), and 2.3(a) shall survive indefinitely and the representations and warranties in Sections 2.2(i), 2.2(p), and 2.2(u) shall survive until 90 days after the expiration of the applicable statutory periods of limitations.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2           Amendment.  No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.

6.3           Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the District of Maryland or, if that court does not have jurisdiction, in any state court located in Baltimore, Maryland and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

6.6           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to any other party will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as follows:

(a)     If to the Investor, to:

Priam Capital Fund I, LP

445 Park Avenue, Suite 1401

New York, New York 10022

Attn:  Howard Feinglass

Facsimile:  (212) 688-3043

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attn:  David C. Ingles

Facsimile:  (917) 777-2697

(b)    If to the Company or the Company Bank:

First Mariner Bancorp

First Mariner Bank
1501 South Clinton Street
Baltimore, Maryland 21224
Attn:  Chairman of the Board
Facsimile:  (410) 558-4495

with a copy to:

Kilpatrick Townsend & Stockton LLP
Suite 900
607 14th Street, NW
Washington, DC  20005-2018
Attn:  Gary R. Bronstein
Facsimile:  (202) 508-5858

6.8           Entire Agreement, Etc.  This Agreement (including the Exhibits, Schedules, and Disclosure Schedule hereto and other documents being delivered in connection herewith) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns.  This Agreement will not be assignable by any party hereto (any assignment in contravention hereof being null and void); provided, however that the Investor may assign its rights and obligations under this Agreement, in whole or in part, to one or more Affiliates, parallel investment funds, co-investment funds or successor investment funds and that such assignees shall be included in the terms “Investor.”

6.9           Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

(1)           the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 25% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent or otherwise controlled by such parent and any entity that would be a “subsidiary” for purposes of the BHC Act; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(2)           the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise or for purposes of the BHC Act;

(3)           the word “or” is not exclusive;

(4)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(5)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(6)           the words “it” or “its” are deemed to mean “him” or “her” and “his” or “her,” as applicable, when referring to an individual;

(7)           “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Maryland generally are authorized or required by law or other governmental actions to close;

(8)           “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(9)           “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(10)         “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the executive officers of the Company or the Company Bank.

6.10         Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11         Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor, the Company or the Company Bank) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12         No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit, right or remedies, except that the provisions of Sections 4.2, 4.3, 4.5, 4.7 and 4.10 shall inure to the benefit of the persons referred to in those Sections.  The representations and warranties set forth in Article II and the covenants set forth in Articles III and IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedule of each party, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.

6.13         Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents, and no party hereto will make any such news release or public disclosure without first consulting with each other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.14         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.15         Certain Adjustments.  If the representations and warranties set forth in Section 2.2(c) shall not be true and correct as of the Closing Date, the number of shares of Common Stock and Series A Preferred Stock to be purchased hereunder and the number of shares of Common Stock subject to the Warrant (and the exercise price of the Warrant) shall be, at the Investor’s option, proportionately adjusted to provide the Investor the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

6.16         No Recourse.  This Agreement may only be enforced against the named parties hereto.  All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of the Investor or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby and by the other Transaction Documents.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first herein above written.

FIRST MARINER BANCORP

By:	/s/ Edwin F. Hale, Sr.
Name: Edwin F. Hale, Sr.
Title: Chairman and Chief Executive Officer

FIRST MARINER BANK

By:	/s/ Edwin F. Hale, Sr.
Name: Edwin F. Hale, Sr.
Title: Chairman and Chief Executive Officer

PRIAM CAPITAL FUND I, LP

By:	Priam Capital Associates LLC as
General Partner of Priam Capital Fund I,
LP

By:	/s/ Howard Feinglass
Name: Howard Feinglass
Title: Sole Member of Priam Associates LLC

[Signature Page to Securities Purchase Agreement]

Exhibit A

FORM OF

ARTICLES SUPPLEMENTARY TO THE CHARTER

OF FIRST MARINER BANCORP

SERIES A CONVERTIBLE PARTICIPATING VOTING PREFERRED STOCK

FIRST:

WHEREAS, by the Charter, as amended (the “Charter”), of First Mariner Bancorp (the “Corporation”), 5,000,000 shares of preferred stock, with $0.05 par value per share (the “Preferred Stock”) are authorized; and

WHEREAS, in and by Article Sixth of the Charter, the Board of Directors of the Corporation (the “Board of Directors”), pursuant to Section 2-208 of the Maryland General Corporation Law, is expressly authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in series and to fix and state the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof; and

WHEREAS, the Board of Directors now desires to fix and determine the terms of the Preferred Stock with respect to the issuance of certain shares of Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, as follows:

Section 1.       Designation and Number of Shares. The distinctive serial designation of this Series shall be “Series A Convertible Participating Voting Preferred Stock” (hereinafter called “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock will initially be 150,000, which number may from time to time be increased or decreased by the Board of Directors. Shares of Series A Preferred Stock purchased by the Corporation will be canceled and revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 2.       Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank junior to all other preferred stock of the Corporation, including any class or series of preferred stock established after the Effective Date by the Corporation, unless the terms of such other class or series expressly provide that such class or series will rank on a parity with or junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation. The Series A Preferred Stock shall rank on a parity with the Common Stock with respect to dividend rights and senior to the Common Stock with respect to rights on liquidation, winding-up and dissolution of the Corporation.

Section 3.       Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)   “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)   “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)   “Articles Supplementary” means these Articles Supplementary.

(d)   “Board of Directors” has the meaning set forth in the second paragraph hereto.

(e)   “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Baltimore, Maryland are generally required or authorized by law to be closed.

(f)    “Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Corporation, including any Common Stock or any series of preferred stock of the Corporation, but excluding any debt securities convertible into such equity.

(g)   Charter” has the meaning set forth in the first paragraph hereto.

(h)   “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the NASDAQ Stock Market on such date. If the Common Stock is not traded on the NASDAQ Stock Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of these Articles Supplementary, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the NASDAQ Stock Market shall be such closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NASDAQ Stock Market shall govern. If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.

(i)    “Common Stock” shall have the meaning set forth in Section 4(b).

(j)    “Conversion Price” means for each share of Series A Preferred Stock, $[•](1) per share; provided, that such price shall be subject to adjustment as set forth herein.

(k)   “Corporation” shall have the meaning set forth in the first paragraph hereto.

(l)    “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock on each of the five (5) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(m)  “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(o)   “Ex-Date” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(p)   “Exchange Property” shall have the meaning set forth in Section 11(a).

(1)          Amount to be the final Per Share Purchase Price to be paid at Closing.

2

(q)   “Fundamental Change” means the occurrence of the consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving Person immediately after the transaction.

(r)    “Holder” shall mean, as of any date, any Person in whose name the shares of the Series A Preferred Stock are registered as of such date, which may be treated by the Corporation as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(s)   “Mandatory Conversion” shall have the meaning set forth in Section 8(a).

(t)    “Mandatory Conversion Date” shall have the meaning set forth in Section 8(a).

(u)   “Notice of Conversion” shall have the meaning set forth in Section 9(a).

(v)   “Ownership Limit” means at the time of determination, 24.9% of any class of Voting Stock of the Corporation outstanding at such time.  Any calculation of a Holder’s percentage ownership of the outstanding Voting Stock of the Corporation for purposes of this definition shall be made in accordance with the relevant provisions of Regulation Y of the Federal Reserve Board (12 C.F.R. 225 et seq.).

(w)  “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(x)    “Record Date” has the meaning set forth in Section 4(d).

(y)   “Reorganization Event” shall have the meaning set forth in Section 11(a).

(z)    “Series A Preferred Stock” shall have the meaning set forth in Section 1.

(aa) “Stockholder Approval” means the approval of the stockholders of the Corporation necessary to amend the Charter to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series A Preferred Stock into Common Stock.

(bb) “Trading Day” means a day on which the shares of Common Stock:

(1)   are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(2)   have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(cc) “Voting Stock” means securities of any class of Capital Stock of the Corporation entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors.

Section 4.       Dividends.

(a)   From and after the Effective Date, Holders shall be entitled to receive, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and no more.

3

(b)   If the Board of Directors declares and pays a dividend in the form of cash or other assets (other than shares of Common Stock or rights or warrants to subscribe for Common Stock) in respect of any shares of common stock of the Corporation, par value $0.05 per share (the “Common Stock”), then the Board of Directors shall declare and pay to the Holders of the Series A Preferred Stock a dividend in an amount per share of Series A Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Charter on the Record Date.

(c)   Dividends payable pursuant to Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series A Preferred Stock.

(d)   Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the record date (each, a “Record Date”), which, with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock.

(e)   Dividends payable pursuant to Section 4(b) are non-cumulative. If the Board of Directors does not declare a dividend pursuant to Section 4(b) in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Corporation will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series A Preferred Stock or any other class or series of the Corporation’s preferred stock or Common Stock.

Section 5.       Liquidation.

(a)   In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of full and fractional shares of Series A Preferred Stock will be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to Series A Preferred Stock upon liquidation, to receive in full an amount per share equal to the greater of (the “liquidation preference”) (i) $0.05 plus an amount equal to any dividends that have been declared on the Series A Preferred Stock but not paid and (ii) the amount that a holder of one share of Series A Preferred Stock would be entitled to receive if such share were converted into Common Stock immediately prior to such liquidation, dissolution or winding up, together with any declared but unpaid dividend prior to such distribution or payment date, and, for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Charter on such date. If such payment has been made in full to all Holders of shares of Series A Preferred Stock, the Holders of shares of Series A Preferred Stock as such will have no right or claim to any of the remaining assets of the Corporation.

(b)   If the assets of the Corporation available for distribution to the Holders of shares of Series A Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution will be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series A Preferred Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts are paid on account of the shares of Series A Preferred Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

(c)   Upon the liquidation, dissolution or winding up of the Corporation, the Holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Section 5(a) before any payment is made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to Series A Preferred Stock.

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(d)   For the purposes of this Section 5, the consolidation or merger of, or binding shares exchange by, the Corporation with any other corporation will not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, provided, however, that a Fundamental Change shall be deemed to constitute such a liquidation.

Section 6.       Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance with these Articles Supplementary.

Section 7.       No Redemption. The Series A Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of Holders at any time.

Section 8.       Conversion.

(a)   Mandatory Conversion. Effective as of the receipt of the Stockholder Approval and the filing of the amendment to the Charter described in the definition of Stockholder Approval in these Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Mandatory Conversion Date”), all shares of Series A Preferred Stock shall automatically convert into shares of Common Stock as set forth in Section 8(b) hereof (the “Mandatory Conversion”).  The Corporation shall file such amendment to the Charter on the date the Stockholder Approval is obtained.

(b)   Number of Shares Upon Conversion. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing $1,000 by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.       Conversion Procedures.

(a)   The Corporation shall promptly, and in any event within 2 Business Days, notify the Holders in writing of the occurrence of the Mandatory Conversion.  As promptly as practicable following the receipt of such notice, each Holder shall provide the Corporation with a notice (the “Notice of Conversion”). In addition to any information required by applicable law or regulation, the Notice of Conversion with respect to such Holder shall state, as appropriate:

(1)   The number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock held of record by such Holder and subject to the Mandatory Conversion;

(2)   The name in which shares of Common Stock to be issued upon conversion of shares of Series A Preferred Stock should be registered; and

(3)   The manner in which certificates of Series A Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b)   Effective immediately prior to the close of business on the Mandatory Conversion Date, with respect to any share of Series A Preferred Stock, dividends shall no longer be declared on any such converted share of Series A Preferred Stock and such share of Series A Preferred Stock shall only represent such number of shares of Common Stock issuable upon conversion thereof and shall cease to be outstanding, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4 and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 and Section 13 hereof, as applicable.

(c)   No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date, with respect to any share of Series A Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date, with respect to any share of Series A Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of such share of Series A Preferred Stock, shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender

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offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series A Preferred Stock.

(d)   Shares of Series A Preferred Stock converted in accordance with these Articles Supplementary will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(e)   The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or pursuant to applicable law.

(f)    No later than three (3) Business Days following delivery of the Notice of Conversion, with respect to any share of Series A Preferred Stock as to which the Mandatory Conversion shall have occurred, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing such Series A Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.     Anti-Dilution Adjustments.

(a)   The Conversion Price shall be subject to the following adjustments.

(1)   Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.
OS1 =

the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (1), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(2)   Subdivisions, Splits and Combination of the Common Stock. If the Corporation or any of its subsidiaries subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

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OS0
OS1

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1 =	the number of shares of Common Stock outstanding immediately after the close of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (2), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (2) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(3)   Issuance of Stock Purchase Rights. If the Corporation or any of its subsidiaries issues to all holders of the shares of Common Stock as of a Record Date after the date of issuance of the Series A Preferred Stock (and does not make the equivalent issuance to the Holders of Series A Preferred Stock) rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 180 days (or any shorter period) from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

For the purposes of this clause (3), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Common Stock held or acquired by the Corporation. In the event that such rights or warrants described in this clause (3) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(4)   Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock (and does not make the equivalent offer to the Holders of Series A Preferred Stock) where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day

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immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 × SP 0
AC + (SP0 × OS1)

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.
OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1 =	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer and after taking into account the shares purchased pursuant thereto.
AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(5)   Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b)   All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date, adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date. When any adjustment is to be made in respect of a distribution of Common Stock or rights or warrants to purchase Common Stock, such adjustment shall also be made for any securities convertible, exchangeable or exercisable for shares of Common Stock.

(c)   No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(d)   Notwithstanding anything contained herein, the Conversion Price shall not be adjusted:

(1)   upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)   upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

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(3)   upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series A Preferred Stock were first issued and not substantially amended thereafter;

(4)   for a change in the par value or no par value of Common Stock; or

(5)   for accrued and unpaid dividends on the Series A Preferred Stock.

(e)   Whenever the Conversion Price is to be adjusted in accordance with Section 10(a), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a), taking into account the threshold set forth in Section 10(b); (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) taking into account the threshold set forth in Section 10(b) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(f)    Notwithstanding any provision of these Articles Supplementary to the contrary, any adjustment to the Conversion Price shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Holder and its Affiliates, collectively, being in violation of the Ownership Limit.  Any adjustment to the Conversion Price (or portion thereof) prohibited pursuant to the foregoing sentence shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such sentence.

Section 11.     Reorganization Events.

(a)   In the event of:

(1)   any consolidation or merger of the Corporation with or into another Person, or other similar transaction, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(2)   any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; or

(3)   any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series A Preferred Stock would then be convertible (and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Charter on such date) (such securities, cash and other property, the “Exchange Property”).

(b)   In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in the Reorganization Event, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 8 shall be determined based upon the Conversion Price in effect on the date of consummation of the Reorganization Event.

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(c)   The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)   The Corporation (or any successor) shall, within twenty (20) days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e)   Notwithstanding anything to the contrary in this Section 11 or otherwise in these Articles Supplementary, the Corporation shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an Affiliate of such other party as described in Section 11(a), (ii) provides that each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock as provided in Section 8(b) or (iii) provides that (1) the Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series A Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole. For the avoidance of doubt, nothing herein shall prohibit the Corporation from entering into or consummating a transaction constituting a Fundamental Change provided that the Series A Preferred Stock is treated as set forth in the preceding sentence.

Section 12.     Voting Rights.

(a)   The Holders of the Series A Preferred Stock shall be entitled to vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote. Each share of Series A Preferred Stock shall be entitled to such number of votes as the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible at the time of the record date for any such vote, and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Charter on such date and shall be included in such calculation.

(b)   So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Maryland law:

(1)   any amendment, alteration or repeal of any provision of the Charter, these Articles Supplementary, or the Corporation’s bylaws (whether by merger, consolidation, business combination or otherwise) that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; or

(2)   the consummation of a binding share exchange or reclassification involving the Common Stock or a merger or consolidation of the Corporation with another entity, except that Holders will have no separate right to vote under this provision or otherwise under Maryland law if (x) the Corporation shall have complied with Section 11(e), (y) the transaction shall be a Reorganization Event in which each share of Series A Preferred Stock shall be convertible into the Exchange Property, or (z) (1) the Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities or common stock of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series A Preferred Stock remaining outstanding or such preferred securities or common stock, as the case may be, have such rights, preferences, privileges and voting powers, taken

10

as a whole, as are not less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock, or any securities convertible into preferred stock ranking junior to, equally with and/or senior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding up of the Corporation, will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock and, notwithstanding any provisions of Maryland law, Holders will have no right to separately vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c)   Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

Section 13.     Fractional Shares.

(a)   No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock.

(b)   In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)   If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14.     Reservation of Common Stock.

(a)   Following the receipt of the Stockholder Approval, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of such shares of Series A Preferred Stock as provided in these Articles Supplementary, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all such shares of Series A Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Conversion Price on the Effective Date.

(b)   Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)   All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)   Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent

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to the delivery thereof by, any governmental authority, and if notwithstanding such efforts the shares of Common Stock cannot be delivered in compliance with such laws and regulations, then the Corporation shall not be required to so deliver until it can deliver in compliance with such laws and regulations.

(e)   The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all of the Common Stock issuable upon conversion of the Series A Preferred Stock, and, for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Charter on such date.

Section 15.     Replacement Certificates.

(a)   The Corporation shall replace any mutilated certificate representing Series A Preferred Stock at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates representing Series A Preferred Stock that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)   The Corporation shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date.

Section 16.     Tax Treatment. The Corporation covenants not to treat the Series A Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

SECOND: The Series A Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary were approved by the Board of Directors in the manner and by the vote required by law on [•], 2011.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, FIRST MARINER BANCORP has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this        day of               , 2011.

FIRST MARINER BANCORP

By:
		Name:	[•]
		Title:	President

ATTEST

By:
Name:	[•]
Title:	Secretary

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Exhibit B

Form of Warrant

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase

15,355,539

Shares of Common Stock

dated as of [], 2011

First Mariner Bancorp

a Maryland Corporation

Issue Date: [], 2011

1.               Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Adjustment” has the meaning given to it in Section 13(H).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Price” means 95% of the greater of the Market Price per share of outstanding Common Stock and/or Common Equivalent Preferred Stock, as applicable (A) on the date on which the Company issues or sells any Common Stock and/or Common Equivalent Preferred Stock, as applicable, or securities convertible thereinto or exchangeable or exercisable therefor, other than Excluded Stock and (B) the first date of the announcement of such issuance or sale.

“Appraisal Procedure” means a procedure whereby the Company and the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall mutually agree upon the determinations then the subject of appraisal or dispute, as applicable.  If within 30 days after the Appraisal Procedure is invoked, the parties are unable to agree upon the amount or Disputed Adjustment Matter, as applicable, in question, an independent evaluator shall be chosen within 10 days thereafter by the mutual consent of the parties or, if the parties fail to agree upon the appointment of an evaluator, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal or evaluation of the subject matter to be appraised or evaluated, as applicable.  Within 5 days following the appointment of the evaluator, each of the parties shall submit its determination of the amount or Disputed Adjustment Matter, as applicable, in question to the evaluator and to each other.  Each of the parties shall have 15 days following receipt of the other party’s determination to submit a written rebuttal of such determination to the evaluator.  Within 30 days following his or her appointment, the evaluator shall render a decision, which decision shall be limited to awarding only one of the two determinations submitted by the parties as the final determination with respect to such matter.  The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Maryland generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Equivalent Preferred Stock” means the Series A Preferred Stock or any other class or series of Capital Stock of the Company ranking pari passu with the Common Stock as to dividends or payments upon liquidation.

“Common Stock” means the Company’s common stock, par value $0.05 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means First Mariner Bancorp, a Maryland corporation.

“Disputed Adjustment Matter” has the meaning given to it in Section 13(H).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provision of Section 13(A)), (B) shares of Common Stock to be issued to directors, employees or consultants of the Company pursuant to options, restricted stock units or other equity-based awards granted prior to the date of issuance of this Warrant and pursuant to options, restricted stock units or other equity-based awards granted after the date of issuance of this Warrant if, in the case of options, the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant, (C) any options, restricted stock units or other equity-based awards issued to senior executives hired in connection with, and at or around the same time as, the Closing under the Investment Agreement, or the issuance of Common Stock to such persons, including pursuant to any such awards, not to exceed a percentage of the capital stock of the Company on a fully diluted basis to be agreed upon by the Investor and the Company, (D) shares of Common Stock issued upon conversion of the Series A Preferred Stock, (E) any shares issued to the Warrantholder or its Affiliates in connection with the exercise by such Person of preemptive rights under the terms of any of the Company’s Capital Stock, (F) any shares of Common Stock or Common Equivalent Preferred Stock issued on the day hereof, and (G) shares of Common Stock to be issued upon the exercise of warrants issued in 2010 in connection with the exchange of trust preferred securities.

“Exercise Price” means $[•].(1) The Exercise Price shall be subject to adjustment from time to time in accordance with Section 13.

“Expiration Time” has the meaning given to it in Section 3.

(1)          Amount to be the final Per Share Purchase Price to be paid at Closing.

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“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith.  If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 15 shall be used to determine Fair Market Value.

“Investment Agreement” means the Securities Purchase Agreement, dated as of April 19, 2011, by and among the Company, First Mariner Bank, and the Investor, including all schedules and exhibits thereto.

“Investor” means Priam Capital Fund I, LP.

“Market Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on the NASDAQ on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“NASDAQ” means the Nasdaq Capital Market.

“Net Income” means net income, excluding the impact of any one-time deferred tax benefit due to the reduction of valuation allowance against deferred tax assets, extraordinary loan loss provisions or other extraordinary items calculated pursuant to generally acceptable accounting principles consistent with past practice.

“Ordinary Cash Dividends” means the portion, if any, of any cash dividend that (i) is made out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and (ii) (a) prior to [            , 2016],(2) does not exceed $0.00 per quarter in the aggregate, and (b) on or after [            , 2016],(3) does not exceed 20% of the quarterly Net Income of the Company per quarter in the aggregate.

“Ownership Limit” means at the time of determination, 24.9% of any class of Voting Securities of the Company outstanding at such time.  Any calculation of a Warrantholder’s percentage ownership of the outstanding Voting Securities of the Company for purposes of this definition shall be made in accordance with the relevant provisions of Regulation Y of the Federal Reserve Board (12 C.F.R. 225 et seq.).

“Per Share Fair Market Value” has the meaning given to it in Section 13(C).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common

(2)          Date to reflect 5th anniversary of the Closing.

(3)          Date to reflect 5th anniversary of the Closing.

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Stock, in each case, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“SEC” has the meaning given to it in Section 12.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Convertible Participating Voting Preferred Stock of the Company, par value $0.05 per share.

“Shares” has the meaning given to it in Section 2.

“Stockholder Proposals” means a proposal to amend the Charter, as amended, of the Company to increase the number of authorized shares of Common Stock to 500,000,000 or such larger number as the Board determines in its reasonable judgment is necessary to comply with any obligations of the Company pursuant to any agreement entered into in connection with certain recapitalization transactions to occur at or around the date of this Warrant.

“Subsidiary” of a Person means any corporation, bank, savings bank, association or other Person of which such Person owns or controls 51% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities, as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Trading Day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over–the–counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over–the–counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over–the–counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over–the–counter market that is the primary market for the trading of the shares of Common Stock.

“Voting Securities” means, at any time, shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2.               Number of Shares; Exercise Price.  This certifies that, for value received, Priam Capital Fund I, LP, its Affiliates or its assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 15,355,539 fully paid and nonassessable shares of Common Stock (the “Shares”), of the Company, at a purchase price equal to the Exercise Price per Share, or to acquire from the Company shares of Series A Preferred Stock in accordance with Section 14.  The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.               Exercise of Warrant; Term.  (A) To the extent permitted by applicable laws and regulations, and subject to the restrictions set forth in Section 3(B), the right to purchase the Shares represented by this Warrant is exercisable, in

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whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the tenth anniversary of the date of issuance of this Warrant (the “Expiration Time”), by (i) the surrender of this Warrant and the Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company in Baltimore, Maryland (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (ii) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(1)          by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company; or

(2)          by having the Company withhold from the shares of Common Stock or Series A Preferred Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock or Series A Preferred issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the Trading Day immediately prior to the date on which the Notice of Exercise is delivered to the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B)        Notwithstanding anything herein to the contrary, in no event shall the Warrantholder be entitled to receive shares of Common Stock upon the exercise hereof to the extent (but only to the extent) that at the time the Warrantholder exercises the Warrant such receipt would cause the Warrantholder to own, or be deemed for applicable bank regulatory purposes to own, Voting Securities of the Company in excess of the Ownership Limit, it being understood that in such circumstances this Warrant shall remain exercisable for the maximum number of shares such that the Ownership Limit is not exceeded.

4.               Issuance of Shares; Authorization; Listing.  Certificates for Shares or Series A Preferred Stock, as the case may be, issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed 3 Business Days, after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.  The Company hereby represents and warrants that any Shares or Series A Preferred Stock issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Shares or Series A Preferred Stock so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares or Series A Preferred Stock, as the case may be, may not be actually delivered on such date.  Subject to receipt of the approval by the Company’s stockholders of the Stockholder Proposals, in the case of the Common Stock, the Company will at all times reserve and keep available, in the case of Common Stock, out of its authorized but unissued Common Stock, and, in the case of the Series A Preferred Stock, out of its authorized but unissued preferred stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock and Series A Preferred Stock, as the case may be, then issuable upon exercise of this Warrant.  The Company will use reasonable best efforts to (i) procure, at its sole expense, the listing of (A) the Shares issuable upon exercise of this Warrant, including but not limited to those Shares issuable pursuant to Section 13 of this Warrant and (B) in the event that the approval by the Company’s stockholders of the Stockholder Proposals has not been received within 120 days of the date of this Warrant, any other securities issuable upon exercise of this Warrant, in each of cases (A) and (B) subject to issuance or notice of issuance on all stock exchanges on which the Common Stock is then listed or traded and (ii) maintain the listing of such Shares after issuance.  The Company will use commercially reasonable efforts to ensure that the Shares and the Series A Preferred Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares or Series A Preferred Stock, as the case may be, are listed or traded.

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5.               No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment based on the Market Price on the last Trading Day preceding the date of exercise of the Common Stock.

6.               No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.  The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.               Charges, Taxes and Expenses.  Issuance of certificates for Shares or Series A Preferred Stock to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.               Transfer/Assignment.  This Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9.               Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.         Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.         Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S.  Securities and Exchange Commission (the “SEC”) thereunder (or, if the Company is not required to file such reports under the Securities Act or the Exchange Act, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13.         Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event the subsection that produces the largest adjustment shall be applied and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication.

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(A)      Common Stock Issued at Less than the Applicable Price.  (i) If the Company issues or sells any Common Stock or other securities that are convertible into or exchangeable or exercisable for or otherwise linked to Common Stock, other than Excluded Stock, for consideration per share (or having a conversion, exchange or exercise price per share) less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (including, to the extent applicable, the number of shares of Common Stock into which any shares of Series A Preferred Stock then outstanding are convertible and into which this Warrant is exercisable) plus (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of such additional shares of Common Stock so issued or sold or for which any such securities are convertible into or exchangeable or exercisable for would purchase at the Applicable Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale, assuming the conversion, exchange or exercise in full of any such securities which are convertible into or exchangeable or exercisable for Common Stock (including, to the extent applicable, the number of shares of Common Stock into which any shares of Series A Preferred Stock then outstanding are convertible and into which this Warrant is exercisable).  In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  For the avoidance of doubt, no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this subclause (i) of this Section 13(A).

(ii)          For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(1)          In the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration receivable by the Company shall be deemed to be the amount of the gross cash proceeds receivable by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2)          In the case of the issuance or sale of equity or equity-linked securities (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(3)          In the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (ii) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a)          The aggregate maximum number of shares of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

(b)         The aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the

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time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(c)          On any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(d)         If the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(B)        Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(C)        Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of shares of its Common Stock and other dividends or distributions referred to in Section 13(B)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient obtained by dividing (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is

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coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value shall be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)       Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement of such Pro Rata Repurchase.  In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.  For the avoidance of doubt, no increase in the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

(E)         Business Combinations.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F)         Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent, or the nearest one-hundredth (1/100) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10) of a share of Common Stock or more.

(G)        Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such

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Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)       Adjustment for Unspecified Actions.  If any event occurs as to which the provisions of this Section 13 are not strictly applicable, or if strictly applicable, would not in the good faith judgment of the Board fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit (the “Adjustment”), to the extent permitted by law, in such manner, and at such time, as the Board after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances.  In the event that an Adjustment or the Board’s failure to make an Adjustment is disputed (each, a “Disputed Adjustment Matter”), such Disputed Adjustment Matter shall be resolved through the Appraisal Procedure mutatis mutandis.

(I)            Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J)           Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 19, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K)       Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, NASDAQ or other applicable stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L)         Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(M)    Notwithstanding anything to the contrary set forth herein, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall also be subject to adjustment from time to time as set forth in this Section 13 as applied to any Common Equivalent Preferred Stock, mutatis mutandis.

14.         Exercise for Series A Preferred Stock.  Prior to the receipt of all necessary approvals of the Company’s stockholders of the Stockholder Proposals, the Warrantholder may exercise all or any part of this Warrant for a number of shares of Series A Preferred Stock that would be convertible in accordance with the terms thereof into that number of shares of Common Stock it would otherwise be entitled to receive in accordance with Section 3.  The Company will at all times reserve and keep available, out of its authorized preferred stock, a sufficient number of shares of preferred stock for the purpose of providing for the exercise of this Warrant for shares of Series A

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Preferred Stock.  It is understood and agreed that, in lieu of delivering shares of Series A preferred Stock pursuant to this Section 14, the Company may deliver depository shares for shares of a new series of preferred stock having rights preferences and privileges identical to those of the Series A Preferred Stock.

15.         Contest and Appraisal Rights.  Upon each determination of Market Price or Fair Market Value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or Fair Market Value, and the method and basis of determination thereof, as the case may be.  If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within 15 days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15.  In the event that a determination of Market Price, or Fair Market Value (if such determination solely involves Market Price), is disputed, such dispute shall be submitted, at the Company’s expense, to a NASDAQ member firm selected by the Company and acceptable to the Warrantholder, whose determination of Market Price or Fair Market Value, as the case may be, shall be binding on the Company and the Warrantholder.  In the event that a determination of Fair Market Value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

16.         Governing Law; Venue; Waiver of Right to Trial by Jury.

(A)      This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

(B)        Each of the Company and the Warrantholder irrevocably and unconditionally agrees that any suit or proceeding arising out of or relating to this Warrant and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the District of Maryland or, if that court does not have jurisdiction, in any state court located in Baltimore, Maryland and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

(C)        EACH OF THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.         Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

18.         Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

19.         Notices.  All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

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If to the Investor:

Priam Capital Fund I, LP
445 Park Avenue, Suite 1401
New York, New York 10022
Attn:  Howard Feinglass
Facsimile:  (212) 688-3043

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attn:  David C. Ingles
Facsimile:  (917) 777-2697

If to the Company:

First Mariner Bancorp
1501 South Clinton Street
Baltimore, Maryland 21224
Attn:  Chairman of the Board
Facsimile:  (410) 558-4495

with a copy to (which copy alone shall not constitute notice):

Kilpatrick Townsend & Stockton LLP
Suite 900
607 14th Street, NW
Washington, DC  20005-2018
Attn:  Gary R. Bronstein
Facsimile:  (202) 508-5858

20.         Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

21.         No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder hereunder.

22.         Entire Agreement.  This Warrant and the forms attached hereto, and the Investment Agreement (and all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [            ]

FIRST MARINER BANCORP

By:
Name:
Title:

Attest:

By:
Name:
Title:

Acknowledged and Agreed:

PRIAM CAPITAL FUND I, LP

By:	Priam Capital Associates LLC as
General Partner of Priam Capital Fund I, LP

By:
Name:
Title:

[Signature Page to Warrant]

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[Form Of Notice Of Exercise]

Date:

TO:                            First Mariner Bancorp

RE:                              Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below.  If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:
Method of Payment of Exercise Price:
Name and Address of Person to be
Issued New Warrant:

Holder:
By:
Name:
Title:

[Form of Notice of Exercise]

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Exhibit C

FIRST MARINER BANCORP

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the          day of                           , 2011 by and among First Mariner Bancorp, a Maryland corporation (the “Company”), and the persons identified on the signature pages hereof (the “Stockholders”).

RECITALS

WHEREAS, the Stockholders have entered into (i) Securities Purchase Agreements with the Company and its wholly owned banking subsidiary (collectively, the “Securities Purchase Agreements”), pursuant to which each Stockholder has purchased shares of common stock of the Company, par value $0.05 per share (the “Common Stock”), and shares of Series A Convertible Participating Voting Preferred Stock of the Company, par value $0.05 per share (the “Series A Preferred Stock”), [or (ii) Exchange Agreements pursuant to which they have exchanged trust preferred securities issued by First Mariner Capital Trust IV for Common Stock];(1)

WHEREAS, pursuant to its Securities Purchase Agreement, Priam Capital Fund I, LP also received a warrant (the “Warrant”) to purchase shares of Common Stock and, in certain cases, Series A Preferred Stock; and

WHEREAS, as a condition to the closing of the Stockholders’ acquisition of the securities pursuant to the Securities Purchase Agreements, the Stockholders and the Company have agreed to enter into this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, all parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise or for purposes of the Bank Holding Company Act of 1956, as amended or the Change in Bank Control Act of 1978, as amended.

(1)           Bracketed language to be included if the TRuPS Exchange has been completed as of the Closing.

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“Holder” means any Stockholder and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.7 hereof.

“Holders’ Counsel” means one counsel for the selling Holders chosen by Holders representing a majority interest in the Registrable Securities (treating for this purpose the Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) being registered.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing (a) a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

“Registrable Securities” means (A) [in the case of Stockholders who acquired securities pursuant to Securities Purchase Agreements and the Holders who are permitted assignees thereof hereunder,] all Common Stock held by [the] [such] Holders from time to time, (B) [Common Stock issued to Stockholders in exchange for trust preferred securities issued by First Mariner Capital Trust IV,] (C) the shares of Common Stock issued or issuable to the Holders pursuant to the conversion of the Series A Preferred Stock or exercise of the Warrant, (D) the Warrant, (E) to the extent that the Company’s stockholders have not approved an amendment to the Company’s charter to increase the number of authorized shares of Common Stock to 500 million at a duly called and held a meeting of such stockholders (the “Stockholder Approvals”) within 120 days of the date hereof, all Series A Preferred Stock held by the Holders from time to time, including any shares of Series A Preferred Stock issued or issuable pursuant to the exercise of the Warrant, in each case, only until such Stockholder Approvals have been obtained, and (F) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in any of the foregoing clauses by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding; or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at one time.(2)

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including, without limitation, all registration, filing and listing fees (including filings made with the

(2)          Bracketed language to be excluded or included, as applicable, depending on whether the TRuPS Exchange has been completed as of the Closing.

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Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the securities), the Company’s expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the fees and disbursements of Holders’ Counsel (but, with respect to the fees and disbursements of Holders’ Counsel, only to the extent provided in Section 2.2), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

SECTION 2

REGISTRATION

2.1          Registration.  Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the date of this Agreement (and in any event (i) for all Registrable Securities other than the Series A Preferred Stock, no later than the date that is 30 days after the date hereof and (ii) for the Series A Preferred Stock, if the shares of Series A Preferred Stock are still outstanding and “Registrable Securities,” no later than the date that is 120 days after the date hereof), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent any such Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement

3

expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.  In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities under this Section 2.1, the Company shall (A) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (B) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(a)           Any registration pursuant to this Section 2.1 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If any Stockholder or any other Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2.3; provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $1,000,000.  The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities (treating for this purpose the Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) to be distributed and be reasonably acceptable to the Company.

(b)           The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 2:  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Stockholders and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 30 days after receipt of the request of the Stockholders or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 60 days in the aggregate in any 12-month period.

(c)           After the Closing Date, whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 2.1(a) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Stockholders and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and (subject to Section 2.1(e)) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s

4

notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.1(c) prior to the effectiveness of such registration, whether or not the Stockholders or any other Holders have elected to include Registrable Securities in such registration.  “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.

(d)           If the registration referred to in Section 2.1(c) is proposed to be underwritten, the Company will so advise the Stockholders and all other Holders as a part of the written notice given pursuant to Section 2.1(c).  In such event, the right of the Stockholders and all other Holders to registration pursuant to this Section 2 will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders.

(e)           The Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 2.1(a).  If a Piggyback Registration under Section 2.1(c) relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, in the case of a Piggyback Registration under Section 2.1(c) relating to a primary offering on behalf of the Company, the securities the Company proposes to sell for its own account, (ii) second, Registrable Securities of the Stockholders and all other Holders who have requested registration of Registrable Securities pursuant to Section 2.1(a) or 2.1(c) of this Agreement, as applicable, pro rata on the basis of the aggregate number of such securities or shares proposed to be sold by each such Holder (treating for this purpose the Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.  Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership or

5

corporation, the partners, stockholders, subsidiaries, members, partners and affiliates of such Holders, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

2.2          Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company.  The Company shall also reimburse the Stockholders for the reasonable fees and disbursements of legal counsel to the Stockholders in an amount not to exceed $50,000 per registration.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

2.3          Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(a)           Provide each Holder a copy of any disclosure regarding the plan of distribution of the selling Holders, in each case, with respect to such Holder, at least three (3) business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(b)           Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 2.3, and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(c)           Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(d)           Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably

6

request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(e)           Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f)            Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)           Give written notice to the Holders (which notice shall not contain any material, nonpublic information):

(i)            When any registration statement filed pursuant to Section 2 or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”)) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii)          of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv)          of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)           of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi)          if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 2.3(k) cease to be true and correct.

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(h)           Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.3(g)(iii) at the earliest practicable time.

(i)            Upon the occurrence of any event contemplated by Section 2.3(f) or 2.3(g)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 2.3(g)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

(j)            Use best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(k)           If an underwritten offering is requested pursuant to Section 2.1(a), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold (treating for this purpose the Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold (treating for this purpose the

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Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(l)            Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(m)          Cause all such Registrable Securities (other than the Warrant (or any successor warrant) and the Series A Preferred Stock) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities (other than the Warrant (or any successor warrant) and the Series A Preferred Stock) to be listed on the New York Stock Exchange or NASDAQ, as determined by the Company; provided, that the Company shall use its reasonable best efforts to cause the Series A Preferred Stock held by the Holders to be listed on the New York Stock Exchange or NASDAQ, as determined by the Company, as promptly as practicable after the date that such Series A Preferred Stock becomes a Registrable Security.

(n)           If requested by Holders of a majority of the Registrable Securities being registered and/or sold (treating for this purpose the Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(o)           Timely provide to its stockholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

2.4          Suspension of Sales.  During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled

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Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable the prospectus supplement may be resumed.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

2.5          Free Writing Prospectuses.  No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

2.6          Indemnification.

(a)           The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, members, partners, managers, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses (as defined below), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.  “Losses” means any and all losses, damages, costs, expenses (including reasonable attorneys fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding special, consequential, exemplary and punitive damages, other than to the extent any such special, consequential, exemplary, or punitive damages are paid or payable to a third party.

(b)           If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not

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relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced the Company.  An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; or (iv) there may be one or more legal defenses available to such Indemnitee or Indemnitees that is different from or in addition to those available to the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding and such settlement provides for no injunctive relief against the Indemnitee.  Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 2.6(b)) shall be paid to the Indemnitee, as incurred, within ten (10) days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 2.6(b), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(c)           If the indemnification provided for in Section 2.6(a) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.6(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.6(a).  No Indemnitee guilty of fraudulent misrepresentation (within the

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meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

2.7          Assignment of Registration Rights.  The rights of a Holder to registration of Registrable Securities pursuant to Section 2 may be assigned by such Holder to a transferee or assignee of Registrable Securities to which there is transferred to such transferee no less than $1,000,000 in Registrable Securities; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

Notwithstanding the foregoing, the rights of a Stockholder to registration of Registrable Securities pursuant to Section 2 may be assigned to (A) any Affiliate of the Stockholder (including without limitation any Affiliated fund) under common control with the Stockholder’s ultimate parent, general partner or investment advisor or (B) any limited partner, member or shareholder of the Stockholder or limited partner, member or shareholder of the Stockholder’s Affiliates to which there is transferred any Registrable Securities, regardless of amount; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

2.8          Holdback.  With respect to any underwritten offering of Registrable Securities by the Stockholders or other Holders pursuant to Section 2.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 30 days prior and 90 days following the effective date of such offering as may be requested by the managing underwriter.  The Company also agrees to use its best efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

2.9          Rule 144; Rule 144A Reporting.  With a view to making available to the Stockholders and other Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)           make and keep public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)           file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

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(c)           so long as any Stockholders or other Holders own any Registrable Securities, furnish to the Stockholders or such other Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Stockholders or other Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(d)           take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

2.10        Forfeiture.  At any time, any Holder may elect in writing to forfeit its rights set forth in this Section 2 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2.1 in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 2.6 with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 2.10, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2.1(a) or Section 2.1(c) prior to the date of such Holder’s forfeiture.

2.11        Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

2.12        Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to be included in the applicable registration statement by applicable law or regulation to effect the registration of their Registrable Securities.

SECTION 3

MISCELLANEOUS

3.1          Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the District of Maryland or, if that court does not have jurisdiction, in any state court located in Baltimore, Maryland and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

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3.2          Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.3          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4          Entire Agreement; Amendment; Waiver.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of a majority of the Registrable Securities (treating for this purpose the Warrant and the Series A Preferred Stock on an as-exercised and as-converted basis, respectively) and each Holder of at least 10% of the Company’s securities; provided, that no amendment shall by its terms diminish or negatively affect a Holders’ rights in a manner differently from any other Holder without such Holder’s consent.  Any such amendment, waiver, discharge or termination shall be binding on all the Holders of Registrable Securities, but in no event shall the obligation of any Holder of Registrable Securities hereunder be materially increased, except upon the written consent of such Holder of Registrable Securities.

3.5          Additional Parties.  Any person that acquires Registrable Securities pursuant to the terms of this Agreement and upon execution of a signature page to this Agreement shall be deemed a Holder hereunder. The addition of such other Holders shall not be deemed an amendment under Section 3.4 of this Agreement and no approval of any existing Stockholder or party to this Agreement other than the Company shall be required to effect such action.  All Stockholders consent to the provisions of this Section 3.5.

3.6          Notices, Etc.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered, (x) if to a Holder, as indicated on the signature page attached hereto, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (y) if to the Company, at First Mariner Bancorp, 1501 S. Clinton Street, 16th Floor, Baltimore, Maryland 21224, Attention:  Mark Keidel, or at such other address as the Company shall have furnished to each Holder in writing.

3.7          Delays or Omissions.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are

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cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

3.8          Rights; Separability.  Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holder.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9          Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto is confidential and for its use only on behalf of the Company, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its partners, parent, subsidiaries, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company or some other party other than the Holder has made such information available to the public generally, or such Holder is required to disclose such information by a governmental body (or order thereof) or pursuant to any law, statute, rule or regulation.

3.10        Legend on Certificates. Each certificate representing any Registrable Securities shall be endorsed by the Company with a legend reading substantially as follows:

“The Shares evidenced hereby are subject to a Registration Rights Agreement by and among the Company and the Holders (as defined therein) (the “Agreement”) (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of the Agreement.”

3.11        Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.12        Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

3.13        Counterparts; Facsimile.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Such facsimile signatures shall be deemed original signatures for all purposes.

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In Witness Whereof, the parties have executed this Agreement as of the date and year first above written.

FIRST MARINER BANCORP

By:

Name:

Title:

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IF STOCKHOLDER IS A BUSINESS ENTITY OR TRUST:	IF STOCKHOLDER IS AN INDIVIDUAL:

Print Name
of Entity:	Signature

Signature of authorized representative of entity or trustee:	Please type or print name

By:	Stockholder’s Address:
Name:
Title:

Stockholder’s Address:

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Exhibit D

Hale Agreements

At or prior to the Closing, the Company and certain of the Company Subsidiaries shall enter into definitive agreements with Edwin F. Hale, Sr. (“Hale”) with respect to the following matters:

Voting Agreement

•                  Hale will agree to vote all voting securities of the Company owned by him in favor of the Stockholder Approvals.

Director and Officer Positions

•                  Hale will resign as Chairman and Chief Executive Officer of the Company and the Company Bank, and from all other positions held at the Company or any Company Subsidiary, in each case effective as of the Closing.

•                  Hale may remain a director of the Company and the Company Bank for a term ending on the date of the 2012 annual meeting of stockholders.

Waiver and Release

•                  Hale and his affiliates will waive, and release the Company and the Company Subsidiaries from, all claims by Hale and his affiliates against the Company and the Company Subsidiaries, including, without limitation, with respect to his prior employment with and service as a director of the Company, the Company Bank or any other Company Subsidiary, the transactions contemplated by the Transaction Documents, including, without limitation, the arrangements set forth in this Exhibit D, and any potential securities law or contractual claims Hale may have against the Company or any Company Subsidiary, including, without limitation, in connection with his acquisition of shares in the 2010 Common Stock rights offering and the exchange of Company trust preferred securities for Common Stock.

Office Space

•                  For an agreed-upon period, the Company will reimburse Hale for his costs, subject to a cap acceptable to the Investor, of securing new office space and a secretary for himself.

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